Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS NOT MATERIAL AND (I) WOULD BE COMPETITIVELY HARMFUL TO THE REGISTRANT IF PUBLICLY DISCLOSED OR (II) IS INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. SUCH INFORMATION HAS BEEN MARKED WITH “[***]” TO INDICATE WHERE OMISSIONS HAVE BEEN MADE.

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (as the same may from time to time be amended, modified, supplemented or restated, this “Agreement”) dated as of May 27, 2022 (the “Effective Date”) among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 115 South Union Street, Suite 300, Alexandria, VA  22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 hereof or otherwise a party hereto from time to time, including Oxford in its capacity as a Lender and OXFORD FINANCE CREDIT FUND II, LP and OXFORD FINANCE CREDIT FUND III, LP, each by its manager Oxford Finance Advisors, LLC, with an office located at 115 South Union Street, Suite 300, Alexandria, VA  22314 (each a “Lender” and collectively, the “Lenders”), and SILK ROAD MEDICAL, INC., a Delaware corporation with offices located at 1213 Innsbruck Drive, Sunnyvale, CA 94089 (“Borrower”), provides the terms on which the Lenders shall lend to Borrower and Borrower shall repay the Lenders.  The parties agree as follows:

1. ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed in accordance with GAAP (except with respect to unaudited financial statements for the absence of footnotes and subject to year-end audit adjustments); provided that if at any time any change in GAAP would affect the computation of any covenant or requirement set forth in any Loan Document, and either Borrower or Lenders shall so request, Borrower and Lenders shall negotiate in good faith to amend such covenant or requirement to preserve the original intent thereof in light of such change in GAAP; provided, further, that, until so amended, (a) such covenant or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Borrower shall provide Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such covenant or requirement made before and after giving effect to such change in GAAP).  Notwithstanding the foregoing, any obligations of a Person that are or would have been treated as operating leases for purposes of GAAP prior to the adoption by the Financial Accounting Standards Board of Accounting Standard Codification 842 (the “ASC”) shall continue to be accounted for as operating leases for purposes of all financial definitions, calculations and covenants for purpose of this Agreement (other than for purposes of the delivery of financial statements prepared in accordance with GAAP), whether or not such operating lease obligations were in effect on the date of adoption of the ASC, notwithstanding the fact that such obligations are required in accordance with the ASC (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease (or finance lease) obligations in accordance with GAAP.  Calculations and determinations must be made in accordance with GAAP.  Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13.  All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.  All references to “Dollars” or “$” are United States Dollars, unless otherwise noted.

2. LOANS AND TERMS OF PAYMENT

Promise to Pay.  Borrower hereby unconditionally promises to pay each Lender, the outstanding principal amount of all Term Loans advanced to Borrower by such Lender and accrued and unpaid interest thereon and any other amounts due hereunder as and when due in accordance with this Agreement.

Term Loans.

Availability.  Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, to make term loans to Borrower on the Effective Date in an aggregate principal amount of Seventy-Five Million Dollars ($75,000,000.00) according to each Lender’s Term A Loan Commitment as set forth on

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Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term A Loan”, and collectively as the “Term A Loans”).  After repayment, no Term A Loan may be re‑borrowed.

Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, during the Second Draw Period, to make term loans to Borrower in an aggregate principal amount up to Seventy-Five Million Dollars ($75,000,000.00) according to each Lender’s Term B Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term B Loan”, and collectively as the “Term B Loans”).  Term B Loans shall be made in minimum increments of Ten Million Dollars ($10,000,000.00), or such lesser amount as shall then remain available.  After repayment, no Term B Loan may be re‑borrowed.

Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, during the Third Draw Period, to make term loans to Borrower in an aggregate principal amount up to Fifty Million Dollars ($50,000,000.00) according to each Lender’s Term C Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term C Loan”, and collectively as the “Term C Loans”; each Term A Loan, Term B Loan or Term C Loan is hereinafter referred to singly as a “Term Loan” and the Term A Loans, the Term B Loans and the Term C Loans are hereinafter referred to collectively as the “Term Loans”).  Term C Loans shall be made in minimum increments of Ten Million Dollars ($10,000,000.00), or such lesser amount as shall then remain available.  After repayment, no Term C Loan may be re‑borrowed.

Repayment.  Borrower shall make monthly payments of interest only commencing on the first (1st) Payment Date following the first full calendar month to occur after the Funding Date of each Term Loan, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date immediately preceding the Amortization Date.  Borrower agrees to pay, on the Funding Date of each Term Loan, any initial partial monthly interest payment otherwise due for the period between the Funding Date of such Term Loan and the last calendar day of the month in which such Term Loan funds.  Commencing on the Amortization Date, and continuing on the Payment Date of each month thereafter, Borrower shall make consecutive equal monthly payments of principal, together with applicable interest, in arrears, to each Lender, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the amount of such Lender’s Term Loan, (2) the effective rate of interest, as determined in Section 2.4(a), and (3) a repayment schedule equal to eleven (11) months.  All unpaid principal and accrued and unpaid interest with respect to each Term Loan is due and payable in full on the Maturity Date.  Each Term Loan may only be prepaid in accordance with Sections 2.2(c) and 2.2(d).

Mandatory Prepayments.  If the Term Loans are accelerated following the occurrence and during the continuance of an Event of Default, Borrower shall immediately pay to Lenders, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of: (i) all outstanding principal of the Term Loans plus accrued and unpaid interest thereon through the prepayment date, (ii) the Final Payment, (iii) the Prepayment Fee, plus (iv) all other Obligations that are due and payable, including Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts. Notwithstanding (but without duplication with) the foregoing, on the Maturity Date, if the Final Payment had not previously been paid in full in connection with the prepayment of the Term Loans in full, Borrower shall pay to Collateral Agent, for payment to each Lender in accordance with its respective Pro Rata Share, the Final Payment in respect of the Term Loans.

Permitted Prepayment of Term Loans.

(i) Borrower shall have the option to prepay all, but not less than all, of the Term Loans advanced by the Lenders under this Agreement, provided Borrower  (i) provides written notice to Collateral Agent of its election to prepay the Term Loans at least ten (10) days prior to such prepayment (which notice may be conditioned upon the consummation of a financing or other events and may be revoked by Borrower if such condition has or will not occur on the proposed prepayment date), and (ii) pays to the Lenders on the date of such prepayment, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of (A) all outstanding principal of the Term Loans plus accrued and unpaid interest thereon through the prepayment date, (B) the Final Payment, (C) the Prepayment Fee, plus (D) all other Obligations that are due and payable, including Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts.

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(ii) Notwithstanding anything herein to the contrary, Borrower shall also have the option to prepay part of Term Loans advanced by the Lenders under this Agreement, provided Borrower (i) provides written notice to Collateral Agent of its election to prepay the Term Loans at least ten (10) days prior to such prepayment, (ii) prepays such part of the Term Loans in a denomination that is a whole number multiple of Ten Million Dollars ($10,000,000.00), and (iii) pays to the Lenders on the date of such prepayment, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of (A) the portion of outstanding principal of such Term Loans plus all accrued and unpaid interest thereon through the prepayment date, (B) the applicable Final Payment, and (C) all other Obligations that are then due and payable, including Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts, and (D) the applicable Prepayment Fee with respect to the portion of such Term Loans being prepaid.  For the purposes of clarity, any partial prepayment shall be applied pro-rata to all outstanding amounts under each Term Loan, and shall be applied pro-rata within each Term Loan tranche to reduce amortization payments under Section 2.2(b) on a pro-rata basis.

Advances

Availability.  Subject to the terms and conditions of this Agreement, including but not limited to the Initial Audit, and to deduction of Reserves, Oxford shall make Advances not exceeding the Availability Amount.  Amounts borrowed under the Revolving Line may be repaid and, prior to the Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.

Termination; Repayment.  The Revolving Line terminates on the Maturity Date, when the principal amount of all Advances, the unpaid interest thereon, and all other Obligations relating to the Revolving Line shall be immediately due and payable.

Overadvances.  If, at any time, the outstanding principal amount of any Advances exceeds the lesser of either the Revolving Line or the Borrowing Base, Borrower shall immediately pay to Collateral Agent, for the account of Oxford, in cash such excess (such excess, the “Overadvance”).  Without limiting Borrower's obligation to repay any Overadvance, upon the occurrence and during the continuance of an Overadvance, Borrower agrees to pay to Collateral Agent, for the account of Oxford, interest on the outstanding amount of any Overadvance and under the Credit Extensions, on demand, at the Default Rate.

Payment of Interest on the Credit Extensions.

Interest Rates.

Term Loans.  Subject to Section 2.4(b), the principal amount outstanding under the Term Loans shall accrue interest at a floating per annum rate equal to the Basic Rate, determined by Collateral Agent on the Funding Date of the applicable Term Loan, which interest shall be payable monthly in arrears in accordance with Sections 2.2(b) and 2.4(e). Interest shall accrue on each Term Loan commencing on, and including, the Funding Date of such Term Loan, and shall accrue on the principal amount outstanding under such Term Loan through and including the day on which such Term Loan is paid in full.

Advances.  Subject to Section 2.4(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Basic Rate, determined by Collateral Agent on the Funding Date of the applicable Advance, which interest shall be payable monthly in accordance with Section 2.4(e).  Interest shall accrue on each Advance commencing on, and including, the Funding Date of such Advance, and shall accrue on the principal amount outstanding under such Advance through and including the day on which such Advance is paid in full.

Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall accrue interest at a floating per annum rate equal to the rate that is otherwise applicable thereto plus five percentage points (5.00%) (the “Default Rate”).  Payment or acceptance of the increased interest rate provided in this Section 2.4(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Collateral Agent.

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360‑Day Year.  Interest shall be computed on the basis of a three hundred sixty (360) day year, and the actual number of days elapsed.

Debit of Accounts.  Collateral Agent and each Lender may debit (or ACH) any deposit accounts, maintained by Borrower or any of its Subsidiaries, including the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes the Lenders under the Loan Documents when due.  Any such debits (or ACH activity) shall not constitute a set‑off.

Payments.  Except as otherwise expressly provided herein, all payments by Borrower under the Loan Documents shall be made to Collateral Agent (and Collateral Agent shall then make payments to the respective Lender to which such payments are owed), at Collateral Agent’s office in immediately available funds on the date specified herein. Unless otherwise provided, interest is payable monthly on the Payment Date of each month.  Payments of principal and/or interest received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day.  When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue until paid. All payments to be made by Borrower hereunder or under any other Loan Document, including payments of principal and interest, and all fees, expenses, indemnities and reimbursements, shall be made without set off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds.

Secured Promissory Notes.    The Term Loans and the Advances shall be evidenced by a Secured Promissory Note or Notes in the forms attached as Exhibit D-1 and D-2 hereto (each a “Secured Promissory Note”), and shall be repayable as set forth in this Agreement.  Borrower irrevocably authorizes each Lender to make or cause to be made, on or about the Funding Date of any Term Loan or Advance or at the time of receipt of any payment of principal on such Lender’s Secured Promissory Note, an appropriate notation on such Lender’s Secured Promissory Note Record reflecting the making of such Term Loan or Advance or (as the case may be) the receipt of such payment.  The outstanding amount of each Term Loan or Advance set forth on such Lender’s Secured Promissory Note Record shall be prima facie evidence (absent manifest error) of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender’s Secured Promissory Note Record shall not limit or otherwise affect the obligations of Borrower under any Secured Promissory Note or any other Loan Document to make payments of principal of or interest on any Secured Promissory Note when due.  Upon receipt of an affidavit of an officer of a Lender as to the loss, theft, destruction, or mutilation of its Secured Promissory Note together with a customary indemnity,  Borrower shall issue, in lieu thereof, a replacement Secured Promissory Note in the same principal amount thereof and of like tenor.

Fees.  Borrower shall pay to Collateral Agent:

Good Faith Deposit. Borrower has remitted to Collateral Agent One Hundred Fifty Thousand Dollars ($150,000.00) as a good faith deposit, which amount shall be applied towards the facility fee due under Section 2.6(b) hereof on the Effective Date. For the sake of clarity, Borrower shall be responsible for the entire amount of the facility fees payable pursuant to Section 2.6(b) and (c) hereof and the Lenders’ Expenses payable under Section 2.6(f).

Term Loan Facility Fee.  A non-refundable facility fee (the “Term Loan Facility Fee”) equal to one-half of one percent (0.50%) of the amount of each Term Loan, to be shared between the Lenders pursuant to their respective Term Loan Commitment Percentages, payable the Funding Date of each Term Loan;

Revolving Line Facility Fees.  A fully earned, nonrefundable loan fee (the “Initial Revolving Line Facility Fee”) of Sixty-Two Thousand Five Hundred Dollars ($62,500.00) on the Effective Date; and, concurrently with the request for the Incremental Revolving Line Amount, if at all, an additional fully-earned nonrefundable fee (the “Incremental Revolving Line Facility Fee” and collectively with the Initial Revolving Line Facility Fee, the “Revolving Line Facility Fees”) of Sixty-Two Thousand Five Hundred Dollars ($62,500.00); in each case, to be shared between the Lenders in accordance with their respective Revolving Loan Commitment Percentage;

Unused Revolving Line Fee.  A fee (the “Unused Revolving Line Fee”), payable quarterly to Oxford, in arrears, in an amount equal to one-half of one percent (0.50%) per annum (which shall be computed on

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the basis of a three hundred sixty (360) day year for the actual number of days elapsed) of the daily unused portion of the Revolving Line, as determined by Oxford, at any time that the principal balance of the outstanding Advances (at the end of such day) is less than the Revolving Line;

Final Payment.  The Final Payment, when due hereunder, to be shared between the Lenders in accordance with their respective Pro Rata Shares;

Prepayment Fee.  The Prepayment Fee, when due hereunder, to be shared between the Lenders in accordance with their respective Pro Rata Shares;

Monitoring Fee.  A fully earned, non-refundable monitoring fee (the “Monitoring Fee”) in an amount of One Thousand Dollars ($1,000.00) on each Payment Date; provided that such fee shall be (x) solely for the account of Oxford; and (y) pro-rated based on the number of days elapsed for any period not constituting a full month; and

Lenders’ Expenses.  All Lenders’ Expenses (including reasonable and documented attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due.

Withholding.

Payments received by the Lenders from Borrower hereunder will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any governmental authority (including any interest, additions to tax or penalties applicable thereto) (such amounts, “Withholding Taxes”) except to the extent required by applicable law.  Specifically, however, if at any time any Governmental Authority, applicable law, regulation or international agreement requires Borrower to make any withholding or deduction from any such payment or other sum payable hereunder to the Lenders, Borrower shall withhold or deduct such amounts and, except to the extent such amounts constitute Excluded Taxes, hereby covenants and agrees that the amount due from Borrower with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, each Lender receives a net sum equal to the sum which it would have received had no withholding or deduction been required and Borrower shall pay the full amount withheld or deducted to the relevant Governmental Authority.  Borrower will, upon request, furnish the Lenders with proof reasonably satisfactory to the Lenders indicating that Borrower has made such withholding payment; provided, however, that Borrower need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded or reserved against by Borrower.  The agreements and obligations of Borrower contained in this Section 2.6 shall survive the termination of this Agreement.

Any recipient of payment that is entitled to an exemption from or reduction of Withholding Taxes with respect to payments made under this Agreement shall deliver to the Borrower, at the time or times reasonably requested by Borrower, such properly completed and executed documentation reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding, including a properly completed and duly executed IRS Form W-9 or applicable W-8.

3. CONDITIONS OF LOANS

Conditions Precedent to Initial Credit Extension.  Each Lender’s obligation to make a Credit Extension is subject to the condition precedent that Collateral Agent and each Lender shall consent to or shall have received, in form and substance satisfactory to Collateral Agent and each Lender, such documents, and completion of such other matters, as Collateral Agent and each Lender may reasonably deem necessary or appropriate, including, without limitation:

original Loan Documents each duly executed by Borrower;

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duly executed original Control Agreements with respect to any Collateral Accounts maintained by Borrower;

duly executed original Secured Promissory Notes in favor of (i) each Lender according to its Term A Loan Commitment Percentage and (ii) Oxford with respect to the Revolving Line;

the Operating Documents and good standing certificates of Borrower certified by the Secretary of State (or equivalent agency) of Borrower’s jurisdiction of organization or formation and the State of California, each as of a date no earlier than thirty (30) days prior to the Effective Date;

a completed Perfection Certificate for Borrower;

the Annual Projections, for the current calendar year;

duly executed original officer’s certificate for Borrower, in a form acceptable to Collateral Agent and the Lenders;

certified copies, dated as of date no earlier than thirty (30) days prior to the Effective Date, of financing statement searches, as Collateral Agent shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

a landlord’s consent executed in favor of Collateral Agent in respect of all of Borrower’s leased locations;

a bailee waiver executed in favor of Collateral Agent in respect of each third party bailee where Borrower maintains Collateral having a book value in excess of One Million Dollars ($1,000,000.00);

a duly executed legal opinion of counsel to Borrower dated as of the Effective Date;

evidence satisfactory to Collateral Agent and the Lenders that the insurance policies required by Section 6.5 hereof are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements in favor of Collateral Agent, for the ratable benefit of the Lenders;

a payoff letter from Stifel in respect of the Existing Indebtedness;

evidence that (i) the Liens securing the Existing Indebtedness will be terminated and (ii) the documents and/or filings evidencing the perfection of such Liens, including without limitation any financing statements and/or control agreements, have or will, concurrently with the initial Credit Extension, be terminated; and

payment of the fees and Lenders’ Expenses then due as specified in Section 2.6 hereof.

Conditions Precedent to all Credit Extensions.  The obligation of each Lender to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:

receipt by Collateral Agent of an executed Disbursement Letter in the form of Exhibit B-1 attached hereto, with respect to each request for a Term Loan; and receipt by Oxford of an executed Revolving Loan Request in the form of Exhibit B-2 attached hereto, with respect to each request for an Advance;

the representations and warranties in Section 5 hereof shall be true and correct in all material respects on the date of the Disbursement Letter (and Revolving Loan Request, as applicable) and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result

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from the Credit Extension.  Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in Section 5 hereof are true and correct in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects as of such date;

in such Lender’s sole but reasonable discretion, there has not been any Material Adverse Change;

to the extent not delivered at the Effective Date, duly executed original Secured Promissory Notes, in number, form and content acceptable to each Lender, and in favor of each Lender according to its Commitment Percentage, with respect to each Credit Extension made by such Lender after the Effective Date; and

payment of the fees and Lenders’ Expenses then due as specified in Section 2.6 hereof.

Covenant to Deliver.  Borrower agrees to deliver to Collateral Agent and the Lenders each item required to be delivered to Collateral Agent under this Agreement as a condition precedent to any Credit Extension.  Borrower expressly agrees that a Credit Extension made prior to the receipt by Collateral Agent or any Lender of any such item shall not constitute a waiver by Collateral Agent or any Lender of Borrower’s obligation to deliver such item, and any such Credit Extension in the absence of a required item shall be made in each Lender’s sole discretion.

Procedures for Borrowing.

Term Loans.  Subject to the prior satisfaction of all other applicable conditions to the making of a Term Loan set forth in this Agreement, to obtain a Term Loan (other than the Term A Loan), Borrower shall notify the Lenders (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 noon Eastern time five (5) Business Days prior to the date the Term Loan is to be made (or such shorter period as may be acceptable to the Collateral Agent).  Together with any such electronic, facsimile or telephonic notification, Borrower shall deliver to the Lenders by electronic mail or facsimile a completed Disbursement Letter executed by a Responsible Officer or his or her designee.  The Lenders may rely on any telephone notice given by a person whom a Lender reasonably believes is a Responsible Officer or designee.  On the Funding Date, each Lender shall credit and/or transfer (as applicable) to the Designated Deposit Account, an amount equal to its Term Loan Commitment.

Advances.  Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance, Borrower shall notify Oxford (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 p.m. Eastern time three (3) Business Days prior to the Funding Date of the Advance (or such shorter period as may be acceptable to Oxford).  Together with any such electronic, facsimile or telephonic notification, Borrower shall deliver to Oxford by electronic mail or facsimile a completed Revolving Loan Request, and a Borrowing Base Certificate, each executed by a Responsible Officer or his or her designee, together with such other reports and information, including without limitation, sales journals, cash receipts journals, accounts receivable aging reports, as Oxford may reasonably request in its sole discretion.  Oxford may rely on any telephone notice given by a person whom Oxford reasonably believes is a Responsible Officer or designee.  On the Funding Date, Oxford shall credit and/or transfer (as applicable) to the Designated Deposit Account, an amount equal to its Revolving Loan Commitment.

4. CREATION OF SECURITY INTEREST

Grant of Security Interest.  Borrower hereby grants Collateral Agent, for the ratable benefit of the Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Collateral Agent, for the ratable benefit of the Lenders, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.  Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (provided that the Collateral may be subject to Permitted Liens).  If Borrower shall acquire a commercial tort claim (as defined in the Code) that exceeds Five Hundred Thousand Dollars ($500,000.00), Borrower, shall promptly notify Collateral Agent in a writing signed by Borrower, as the case may be, of the general

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details thereof (and further details as may be required by Collateral Agent) and grant to Collateral Agent, for the ratable benefit of the Lenders, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Collateral Agent.

If this Agreement is terminated, Collateral Agent’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) are repaid in full in cash.  Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) and at such time as the Lenders’ obligation to make Credit Extensions under this Agreement has terminated, Collateral Agent shall, at the sole cost and expense of Borrower, release its Liens in the Collateral and all rights therein shall revert to Borrower.

Authorization to File Financing Statements.  Borrower hereby authorizes Collateral Agent to file financing statements or take any other action required to perfect Collateral Agent’s security interests in the Collateral, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Collateral Agent’s interest or rights under the Loan Documents, including a notice that any disposition of the Collateral, except to the extent permitted by the terms of this Agreement, by Borrower, or any other Person, shall be deemed to violate the rights of Collateral Agent under the Code.

5. REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Collateral Agent and the Lenders as follows:

Due Organization, Authorization: Power and Authority.  Borrower and each of its Subsidiaries is duly existing and in good standing (to the extent such concept is applicable) as a Registered Organization in its jurisdictions of organization or formation and Borrower and each of its Subsidiaries is qualified and licensed to do business and is in good standing (to the extent such concept is applicable) in any jurisdiction in which the conduct of its businesses or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Change.  In connection with this Agreement, Borrower has delivered to Collateral Agent a completed perfection certificate signed by an officer of Borrower (each a “Perfection Certificate” and collectively, the “Perfection Certificates”).  Borrower represents and warrants that (a) Borrower and each of its Subsidiaries’ exact legal name is that which is indicated on its respective Perfection Certificate and on the signature page of each Loan Document to which it is a party; (b) Borrower and each of its Subsidiaries is an organization of the type and is organized in the jurisdiction set forth on its respective Perfection Certificate; (c) each Perfection Certificate accurately sets forth each of Borrower’s and its Subsidiaries’, as applicable, organizational identification number or accurately states that Borrower or such Subsidiary has none; (d) each Perfection Certificate accurately sets forth Borrower’s and each of its Subsidiaries’ place of business, or, if more than one, its chief executive office as well as Borrower’s and each of its Subsidiaries’ mailing address (if different than its chief executive office); (e) except as disclosed in the Perfection Certificates or pursuant to this Agreement, Borrower and each of its Subsidiaries (and each of its respective predecessors) have not, in the past five (5) years, changed its jurisdiction of organization, organizational type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificates pertaining to Borrower and each of its Subsidiaries, is accurate and complete in all material respects (it being understood and agreed that Borrower and each of its Subsidiaries may from time to time update certain information in the Perfection Certificates (including the information set forth in clause (d) above) after the Effective Date to the extent permitted by one or more specific provisions in this Agreement and such information shall be deemed updated by any notification delivered in writing to Collateral Agent and Lenders pursuant to this Agreement); such updated Perfection Certificates subject to the review and approval of Collateral Agent.  If Borrower or any of its Subsidiaries is not now a Registered Organization but later becomes one, Borrower shall notify Collateral Agent of such occurrence and provide Collateral Agent with such Person’s organizational identification number within five (5) Business Days of receiving such organizational identification number.

The execution, delivery and performance by Borrower and each of its Subsidiaries of the Loan Documents to which it is a party have been duly authorized by Borrower or such Subsidiary, as applicable, and do not (i) conflict with any of Borrower’s or such Subsidiaries’ respective Operating Documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law applicable thereto, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental

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Authority by which Borrower or such Subsidiary, or any of their property or assets may be bound, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect or are being obtained pursuant to Section 6.1(b)), or (v) constitute an event of default under any material agreement by which Borrower or any of such Subsidiaries, or their respective properties, is bound.  Neither Borrower nor any of its Subsidiaries is in default under any agreement to which it is a party or by which it or any of its assets is bound in which such default could reasonably be expected to have a Material Adverse Change.

Collateral.

Borrower and each of its Subsidiaries that is a Guarantor have good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien under the Loan Documents, free and clear of any and all Liens except Permitted Liens, and neither Borrower nor any of its Subsidiaries have any Deposit Accounts, Securities Accounts, Commodity Accounts or other investment accounts other than the Collateral Accounts or the other investment accounts, if any, described in the Perfection Certificates delivered to Collateral Agent in connection herewith and accounts with respect of which Borrower or such Subsidiary has given Collateral Agent notice pursuant to Section 6.7 and taken such actions as are necessary to give Collateral Agent a perfected security interest therein to the extent required by this Agreement. The Accounts are bona fide, existing obligations of the Account Debtors.

On the Effective Date, and except as disclosed on the Perfection Certificate (i) the Collateral is not in the possession of any third party bailee (such as a warehouse) (other than (i) goods in transit, (ii) Inventory maintained with clinical research providers, (iii) trunk Inventory maintained with Borrower’s employees, (iv) fixed assets maintained at suppliers, (v) finished goods in the possession of sterilization agents and (vi) movable Equipment (such as laptop computers and cell phones)), and (ii)  no such third party bailee possesses components of the Collateral in excess of One Million Dollars ($1,000,000.00).  None of the components of the Collateral shall be maintained at locations other than as disclosed in the Perfection Certificates on the Effective Date or as permitted pursuant to Section 6.12.

All Inventory is in all material respects of good and marketable quality, free from material defects.

Borrower and each of its Subsidiaries is the sole owner of the Intellectual Property each respectively purports to own, free and clear of all Liens other than Permitted Liens.  (i) Each of Borrower’s and its Subsidiaries’ material Patents is valid and enforceable and no part of Borrower’s or its Subsidiaries’ material Intellectual Property has been judged invalid or unenforceable, in whole or in part, and (ii) to the best of Borrower’s knowledge, no claim has been made that any part of the Intellectual Property or any practice by Borrower or its Subsidiaries violates the rights of any third party except to the extent such claim could not reasonably be expected to have a Material Adverse Change.  Except as noted on the Perfection Certificates or as notified to Collateral Agent and the Lenders pursuant to this Section 5.2(d), neither Borrower nor any of its Subsidiaries is a party to, nor is bound by, any material license or other material agreement with respect to which Borrower or such Subsidiary is the licensee that (i) prohibits or otherwise restricts Borrower or its Subsidiaries from granting a security interest in Borrower’s or such Subsidiaries’ interest in such material license or material agreement or any other property, or (ii) for which a default under or termination of could interfere with Collateral Agent’s or any Lender’s right to sell any Collateral.  Borrower shall provide written notice to Collateral Agent and each Lender within ten (10) days of Borrower or any of its Subsidiaries entering into or becoming bound by any license material to Borrower’s business with respect to which Borrower or any Subsidiary is the licensee (other than over the counter software that is commercially available to the public); provided that such notice shall be deemed given to the extent any such license is described in Borrower’s periodic reports filed with the Securities and Exchange Commission.

Accounts Receivable; Inventory.

For each Account with respect to which Advances are requested, on the date each Advance is requested and made, such Account shall be an Eligible Account.

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All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Eligible Accounts are and shall be true and correct in all material respects and all such invoices, instruments and other documents, and all of Borrower's Books are genuine and in all material respects what they purport to be.  All sales and other transactions underlying or giving rise to each Eligible Account shall comply in all material respects with all applicable laws and governmental rules and regulations.  Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor whose accounts are Eligible Accounts in any Borrowing Base Certificate.  To the best of Borrower's knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Eligible Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.

For any item of  Inventory consisting of Eligible Inventory in any Borrowing Base Certificate, such Inventory (i) consists of finished goods, in good, new, and salable condition, which is not perishable, returned, consigned, obsolete, not sellable, damaged, or defective, and is not comprised of demonstrative or custom inventory, works in progress, packaging or shipping materials, or supplies; (ii) meets all applicable governmental standards; (iii) has been manufactured in compliance in all material respects with the Fair Labor Standards Act; (iv) is not subject to any Liens, except the first priority Liens granted or in favor of Collateral Agent under this Agreement or any of the other Loan Documents; and  (v) is located at the locations identified by Borrower in the Perfection Certificate where it maintains Inventory (or at any location permitted under Section 7.2).

Litigation.    Except as disclosed (i) on the Perfection Certificates, or (ii) in accordance with Section 6.9 hereof, there are no actions, suits, investigations, or proceedings pending or, to the knowledge of the Responsible Officers, threatened in writing by or against Borrower or  any of its Subsidiaries involving more than One Million Dollars ($1,000,000.00).

No Material Deterioration in Financial Condition; Financial Statements.  All consolidated financial statements for Borrower and its Subsidiaries delivered to Collateral Agent fairly present, in conformity with GAAP, in all material respects the consolidated financial condition of Borrower and its Subsidiaries as at their dates, and the consolidated results of operations of Borrower and its Subsidiaries for the periods covered thereby.  There has not been any material deterioration in the consolidated financial condition of Borrower and its Subsidiaries since the date of the most recent financial statements submitted to any Lender.

Solvency.  Borrower is Solvent, and Borrower and its Subsidiaries, taken as a whole, are solvent.

Regulatory Compliance.  Neither Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended.  Neither Borrower nor any of its Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors).  Borrower and each of its Subsidiaries has complied in all material respects with the Federal Fair Labor Standards Act.  Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005.  Neither Borrower nor any of its Subsidiaries has violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a Material Adverse Change.  Neither Borrower’s nor any of its Subsidiaries’ properties or assets has been used by Borrower or such Subsidiary or, to Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws.  Borrower and each of its Subsidiaries has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities, except where the failure to so obtain, make or give could not reasonably be expected to have a Material Adverse Change.

None of Borrower, any of its Subsidiaries, or any of Borrower’s or its Subsidiaries’ Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti‑Terrorism Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti‑Terrorism Law, or (iii) is a Blocked Person.  None of Borrower, any of its Subsidiaries, or to the knowledge of Borrower and any of their Affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any

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transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti‑Terrorism Law.

Investments.  Neither Borrower nor any of its Subsidiaries owns any stock, shares, partnership interests or other equity securities except for Permitted Investments.

Tax Returns and Payments; Pension Contributions.  Borrower and each of its Subsidiaries has timely filed (or timely filed extensions to file) all required tax returns and reports, and Borrower and each of its Subsidiaries, has timely paid all foreign, federal, material state, and material local taxes, assessments, deposits and contributions owed by Borrower and such Subsidiaries, in all jurisdictions in which Borrower or any such Subsidiary is subject to taxes, including the United States, unless (a) such taxes are being contested in accordance with the following sentence or (b) in the case of material state and material local taxes, assessments, deposits and contributions owed do not, individually or in the aggregate, exceed One Hundred Thousand Dollars ($100,000.00).  Borrower and each of its Subsidiaries, may defer payment of any contested taxes, provided that Borrower or such Subsidiary, (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Collateral Agent in writing of the commencement of, and any material development in, the proceedings, and (c) posts bonds or takes any other steps required to prevent the Governmental Authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien.”  Neither Borrower nor any of its Subsidiaries is aware of any claims or adjustments proposed for any of Borrower’s or such Subsidiaries’ prior tax years which could result in additional Taxes in excess of One Hundred Thousand Dollars ($100,000.00) becoming due and payable by Borrower or its Subsidiaries.  Borrower and each of its Subsidiaries have paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and neither Borrower nor any of its Subsidiaries have, withdrawn from participation in, and have not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower or its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority, that could reasonably be expected to have a Material Adverse Change.

Use of Proceeds.  Borrower shall use the proceeds of the Credit Extensions solely as working capital and to fund its general business requirements in accordance with the provisions of this Agreement, and not for personal, family, household or agricultural purposes. A portion of the proceeds of the Term A Loans shall be used by Borrower to repay the Existing Indebtedness in full on the Effective Date.

Full Disclosure.  No written representation, warranty or other statement of Borrower or any of its Subsidiaries in any certificate or written statement given to Collateral Agent or any Lender, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Collateral Agent or any Lender and with Borrower’s filings with the Securities and Exchange Commission, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

“Know Your Customer” Information.  All materials and information provided to Collateral Agent and Lenders in connection with applicable “know your customer” and Anti-Terrorism Legislation are true and correct.

Definition of “Knowledge.”  For purposes of the Loan Documents, whenever a representation or warranty is made to Borrower’s knowledge or awareness, to the “best of” Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of the Responsible Officers.

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6. AFFIRMATIVE COVENANTS

Borrower shall do all of the following:

Government Compliance.

Except as permitted by Section 7.3, maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of organization and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Change.  Comply with all laws, ordinances and regulations to which Borrower or any of its Subsidiaries is subject, the noncompliance with which could reasonably be expected to have a Material Adverse Change.

Obtain and keep in full force and effect, all of the material Governmental Approvals necessary for the performance by Borrower and its Subsidiaries of their respective businesses and obligations under the Loan Documents and the grant of a security interest to Collateral Agent for the ratable benefit of the Lenders, in all of the Collateral.  Borrower shall promptly provide copies to Collateral Agent of any Governmental Approvals obtained by Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Change.

Financial Statements, Reports, Certificates.

Deliver to Collateral Agent for distribution to each Lender:

as soon as available, but no later than forty-five (45) days after the last day of each of the first three fiscal quarters, a company prepared consolidated balance sheet, income statement and cash flow statement covering the consolidated operations of Borrower and its Subsidiaries for such quarter certified by a Responsible Officer and in a form reasonably acceptable to Collateral Agent;

(ii)as soon as available, but no later than ninety (90) days after the last day of Borrower’s fiscal year or within five (5) days of filing with the SEC, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion (other than a qualification as to going concern) on the financial statements from PricewaterhouseCoopers LLP or another independent certified public accounting firm of similar stature (or otherwise reasonably acceptable to Collateral Agent);

as soon as available after approval thereof by Borrower’s Board of Directors, but no later than March 15 of each of Borrower’s fiscal years, Borrower’s annual financial projections for the entire current fiscal year as approved by Borrower’s Board of Directors, which such annual financial projections shall be set forth in a quarter-by-quarter format (such annual financial projections as originally delivered to Collateral Agent and the Lenders are referred to herein as the “Annual Projections”; provided that, any revisions of the Annual Projections approved by Borrower’s Board of Directors shall be delivered to Collateral Agent and the Lenders no later than seven (7) days after such approval);

within five (5) days of delivery, copies of all statements, reports and notices made available generally to Borrower’s security holders or holders of Subordinated Debt in their capacity as such;

(A) prompt notice of any material adverse change in the composition of the Intellectual Property, (B) concurrently with each Compliance Certificate delivered pursuant to Section 6.2(b), notice of the registration of any patent or trademark, including a copy of any such registration, (C) prompt notice of the registration of any copyright, including any subsequent ownership right of Borrower or any of its Subsidiaries in or to any copyright, including a copy of any such registration and (D) prompt notice of any event that could reasonably be expected to materially and adversely affect the value of the Intellectual Property taken as a whole;

as soon as available, but no later than thirty (30) days after the last day of each month, copies of the month‑end account statements for each Collateral Account maintained by Borrower or its Subsidiaries, which statements may be provided to Collateral Agent and each Lender by Borrower or directly from the applicable institution(s); and

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other information as reasonably requested by Collateral Agent or any Lender.

Notwithstanding the foregoing, documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date filed for public availability on the Securities and Exchange Commission’s Electronic Data Gathering and Retrieval System (or any replacement or successor thereto) or on which Borrower posts such documents, or provides a link thereto, on Borrower’s website on the internet at Borrower’s website address.

Concurrently with the delivery of the financial statements specified in Section 6.2(a)(i) and (ii) above, deliver to Collateral Agent for distribution to each Lender, a duly completed Compliance Certificate signed by a Responsible Officer.

Deliver to Oxford, (i) with each request for an Advance and (ii) when Advances are outstanding under the Revolving Line, within thirty (30) days after the end of each month (or within sixty (60) days after the end of the final month of the fiscal year in the case of the general ledger required by clause (D)), (A) a Borrowing Base Certificate (and any schedules related thereto), (B) monthly accounts receivable agings, aged by invoice date, (C) monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, (D) monthly reconciliations of accounts receivable agings (aged by invoice date), and general ledger and (E) monthly perpetual inventory reports for Inventory valued on a first-in, first-out basis at the lower of cost or market (in accordance with GAAP) or such other inventory reports as are requested by Oxford in its good faith business judgment.

Deliver to Oxford, (i) with each request for an Advance (to the extent not already delivered to Oxford pursuant to clause (ii)) and (ii) when Advances are outstanding under the Revolving Line, within thirty (30) days after the end of each month, reports detailing billings (as of the invoice date), collections, adjustments activity and ending accounts receivable balances, payor concentration schedule, receivables data, monthly aging reports, and monthly inventory reports.

Keep proper books of record and account sufficient to prepare financial statements in accordance with GAAP in all material respects, in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities.  Borrower shall, and shall cause each of its Subsidiaries to, allow, at the sole cost of Borrower, Collateral Agent or any Lender, during regular business hours upon reasonable prior notice (provided that no notice shall be required when an Event of Default has occurred and is continuing), to visit and inspect any of its properties, to examine and make abstracts or copies from any of its books and records, and to conduct a collateral audit and analysis of its operations and the Collateral.  Such audits shall be conducted no more often than once every year unless (and more frequently if) an Event of Default has occurred and is continuing.

Accounts Receivable.

Schedules and Documents Relating to Accounts.  Borrower shall deliver to Oxford Borrowing Base Certificates and schedules of collections, as provided in Section 6.2(c) and (d), on Oxford's standard forms; provided, however, that Borrower's failure to execute and deliver the same shall not affect or limit Oxford's Lien and other rights in all of Borrower's Accounts, nor shall Oxford's failure to advance or lend against a specific Account affect or limit Oxford's Lien and other rights therein.  In connection with each request for an Advance, and when Advances are outstanding under the Revolving Line, if requested by Oxford, Borrower shall furnish Oxford with copies (or, at Oxford's request, originals) of all contracts, orders, invoices, and other similar documents, and all shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Accounts.  In addition, in connection with each request for an Advance, and when Advances are outstanding under the Revolving Line, Borrower shall deliver to Oxford, on its request, the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Accounts, in the same form as received, with all necessary indorsements, and copies of all credit memos.

Disputes.  Borrower shall promptly notify Oxford of all disputes or claims relating to Accounts that exceed, individually or in the aggregate, Two Hundred Fifty Thousand Dollars ($250,000.00).  Borrower may forgive (completely or partially), compromise, or settle any Account for less than payment in full, or

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agree to do any of the foregoing so long as (i) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, in arm's-length transactions, and in the case of any such Account exceeding Two Hundred Fifty Thousand Dollars ($250,000.00), reports the same to Oxford in the regular reports provided to Oxford; (ii) no Event of Default has occurred and is continuing; and (iii) after taking into account all such discounts, settlements and forgiveness, the total outstanding Advances will not exceed the lesser of the Revolving Line or the Borrowing Base.

Collection of Accounts.  Oxford has the exclusive right to determine the order and manner in which all payments with respect to the Advances may be applied. Borrower shall have no right to specify the order or the accounts to which Oxford shall allocate or apply any payments required to be made by Borrower to Oxford in respect of Advances when any such allocation or application is not specified elsewhere in this Agreement. Within ninety (90) days after the Effective Date or prior to an Advance, Borrower shall direct Account Debtors to deliver or transmit all proceeds of Accounts into a lockbox account, or via electronic deposit capture into a “blocked account” as specified by Oxford (either such account, the “Collections Account”), pursuant to a blocked account agreement in form and substance satisfactory to Oxford. Whether or not an Event of Default has occurred and is continuing, Borrower shall immediately deliver all payments on and proceeds of Accounts to the Collections Account to be transferred on a daily basis, together with any other amounts in the Collections Account, to Borrower’s operating account, provided that, in Oxford’s discretion during the existence of an Event of Default, any such payments on and proceeds of Accounts may be applied to immediately reduce the Obligations.

Returns.  Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory with a value, individually or in the aggregate, exceeding Two Hundred Fifty Thousand Dollars ($250,000.00) to Borrower, Borrower shall promptly (i) determine the reason for such return, (ii) issue a credit memorandum to the Account Debtor in the appropriate amount, and (iii) provide a copy of such credit memorandum to Oxford, upon request from Oxford.  In the event any attempted return occurs after the occurrence and during the continuance of any Event of Default, Borrower shall hold the returned Inventory in trust for Oxford, and promptly (and, in any event, within three (3) Business Days) notify Oxford of the return of the Inventory.

Verification.  Oxford may, from time to time in consultation with the Borrower (unless an Event of Default has occurred and is continuing), verify directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts, either in the name of Borrower or Oxford or such other name as Oxford may choose, and notify any Account Debtor of Oxford's security interest in such Account.

No Liability.  Oxford shall not be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to an Account, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Account, or for settling any Account in good faith for less than the full amount thereof, nor shall Oxford be deemed to be responsible for any of Borrower's obligations under any contract or agreement giving rise to an Account.  Nothing herein shall, however, relieve Oxford from liability for its own gross negligence or willful misconduct.

Inventory; Returns.  Keep all Inventory in good and marketable condition, free from material defects except for Inventory for which adequate reserves have been made.  Returns and allowances between Borrower, or any of its Subsidiaries, and their respective Account Debtors shall follow Borrower’s, or such Subsidiary’s, customary practices.  Borrower must promptly notify Collateral Agent and the Lenders of all returns, recoveries, disputes and claims that involve more than Five Hundred Thousand Dollars ($500,000.00) (or One Million Dollars ($1,000,000.00) in the case of any return, recovery, dispute or claim in respect of international distributors) individually or in the aggregate in any calendar year.

Taxes; Pensions.  Timely file and require each of its Subsidiaries to timely file, all required federal and material foreign, state and local tax returns and reports and timely pay, and require each of its Subsidiaries to timely file, all federal and material foreign, state, and local taxes, assessments, deposits and contributions owed by Borrower or its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.9 hereof, and shall deliver to Lenders, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with the terms of such plans; provided that, as used herein, “material state, and material local Taxes, assessments, deposits and

DMS 22658613.914

contributions” mean those, individually or in the aggregate, equal to or that exceed One Hundred Thousand Dollars ($100,000.00).

Insurance.  Keep Borrower’s and its Subsidiaries’ business and the Collateral insured for risks and in amounts standard for companies in Borrower’s and its Subsidiaries’ industry and location and as Collateral Agent may reasonably request, it being acknowledged that Borrower’s insurance in effect as of the Effective Date is acceptable to Collateral Agent.  Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Collateral Agent and Lenders.  All property policies shall have a lender’s loss payable endorsement showing Collateral Agent as lender loss payee and waive subrogation against Collateral Agent, and all liability policies shall show, or have endorsements showing, Collateral Agent, as additional insured.  The Collateral Agent shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Collateral Agent, that it will give the Collateral Agent twenty (20) days prior written notice before any such policy or policies shall be canceled.  At Collateral Agent’s request, Borrower shall deliver certified copies of policies and evidence of all premium payments.  Proceeds payable under any policy shall, at Collateral Agent’s option, be payable to Collateral Agent, for the ratable benefit of the Lenders, on account of the Obligations.  Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to Five Million Dollars ($5,000,000.00), in the aggregate for all losses under all casualty policies in any one year, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Collateral Agent has been granted a first priority security interest (provided that the Collateral may be subject to Permitted Liens), and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Collateral Agent, be payable to Collateral Agent, for the ratable benefit of the Lenders, on account of the Obligations.  If Borrower or any of its Subsidiaries fails to obtain insurance as required under this Section 6.6 or to pay any amount or furnish any required proof of payment to third persons, Collateral Agent and/or any Lender may make, at Borrower’s expense, all or part of such payment or obtain such insurance policies required in this Section 6.6, and take any action under the policies Collateral Agent or such Lender deems prudent.

Operating Accounts.

Subject to Section 6.7(b), maintain all of Borrower’s and its Subsidiaries’ Collateral Accounts with Silicon Valley Bank or its Affiliates, or any other bank reasonably acceptable to Collateral Agent, in accounts which are subject to a Control Agreement in favor of Collateral Agent; provided that, (i) Borrower shall, within five (5) Business Days of the Effective Date (the “Transition Period”), transfer all cash in excess of Twenty Thousand Dollars ($20,000.00) maintained in Borrower’s accounts with Stifel Bank (the “Stifel Accounts”) to Collateral Accounts with Silicon Valley Bank or its Affiliates, provided that, at all times during such Transition Period, Borrower maintains no more than Sixty-One Million Dollars ($61,000,000.00) in the aggregate in such Stifel Accounts; (ii) on or before July 31, 2022, Borrower shall provide written evidence to Collateral Agent of the closure of the Stifel Accounts, provided that, at all times from and after the end of the Transition Period and through July 31, 2022, Borrower maintains no more than Twenty Thousand Dollars ($20,000.00) in the aggregate in such Stifel Accounts; and (iii) Borrower shall, within than two (2) Business Days of the Effective Date, deliver to Collateral Agent fully executed, effective Control Agreements in favor of Collateral Agent with respect to Borrower’s Collateral Accounts (other than Excluded Accounts) with Silicon Valley Bank or its Affiliates.

Borrower shall provide Collateral Agent five (5) days’ prior written notice before Borrower or any of its Subsidiaries establishes any Collateral Account at or with any Person other than Silicon Valley Bank or its Affiliates.  In addition, for each Collateral Account that Borrower or any of its Subsidiaries, at any time maintains, Borrower or such Subsidiary shall cause the applicable bank or financial institution at or with which such Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Collateral Agent’s Lien in such Collateral Account in accordance with the terms hereunder prior to the establishment of such Collateral Account, which Control Agreement may not be terminated without prior written consent of Collateral Agent.  The provisions of the previous sentence shall not apply to (A) (i) deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s, or any of its Subsidiaries’, employees and identified to Collateral Agent by Borrower as

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such in the Perfection Certificates or prior written notice, and (ii) cash collateral accounts subject to Liens permitted by clause (p) of the definition of Permitted Liens (collectively, “Excluded Accounts”) or (B) the Stifel Accounts during the Transition Period.

Neither Borrower nor any of its Subsidiaries shall maintain any Collateral Accounts except Collateral Accounts maintained in accordance with Sections 6.7(a) and (b).

Protection of Intellectual Property Rights.    Borrower and each of its Subsidiaries shall: (a) use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of its Intellectual Property that is material to Borrower’s business; (b) promptly advise Collateral Agent in writing of material infringement by a third party of its Intellectual Property; and (c) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Collateral Agent’s prior written consent.  If Borrower or any of its Subsidiaries (i) obtains any patent, registered trademark or servicemark, registered copyright, registered mask work, or any pending application for any of the foregoing, or (ii) applies for any patent or the registration of any trademark or servicemark, then Borrower shall concurrently with the delivery of the Compliance Certificate subsequently delivered pursuant to Section 6.2(b), provide written notice thereof to Collateral Agent and shall execute such intellectual property security agreements and other documents and take such other actions as Collateral Agent shall reasonably request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Collateral Agent, for the ratable benefit of the Lenders, in such property.  If Borrower or any of its Subsidiaries decides to register any copyrights or mask works in the United States Copyright Office, Borrower or such Subsidiary shall: (x) provide Collateral Agent and each Lender with at least fifteen (15) days prior written notice of Borrower’s or such Subsidiary’s intent to register such copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Collateral Agent may reasonably request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Collateral Agent, for the ratable benefit of the Lenders, in the copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the copyright or mask work application(s) with the United States Copyright Office.  Borrower or such Subsidiary shall promptly provide to Collateral Agent and each Lender with evidence of the recording of the intellectual property security agreement necessary for Collateral Agent to perfect and maintain a first priority perfected security interest in such property.

Litigation Cooperation.  Commencing on the Effective Date and continuing through the termination of this Agreement, make available to Collateral Agent and the Lenders, without expense to Collateral Agent or the Lenders, Borrower and each of Borrower’s officers, employees and agents and Borrower’s Books, to the extent that Collateral Agent or any Lender may reasonably deem them necessary to prosecute or defend any third‑party suit or proceeding instituted by or against Collateral Agent or any Lender with respect to any Collateral or relating to Borrower.

Notices of Litigation and Default.  Borrower will give prompt written notice to Collateral Agent and the Lenders of any litigation or governmental proceedings pending or threatened (in writing) against Borrower or any of its Subsidiaries, which could reasonably be expected to result in damages or costs to Borrower or any of its Subsidiaries of One Million Dollars ($1,000,000.00) or more or which could reasonably be expected to have a Material Adverse Change.  Without limiting or contradicting any other more specific provision of this Agreement, promptly (and in any event within three (3) Business Days) upon Borrower becoming aware of the existence of any Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, Borrower shall give written notice to Collateral Agent and the Lenders of such occurrence, which such notice shall include a reasonably detailed description of such Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

Financial Covenant. Borrower shall at all times, tested quarterly, maintain minimum consolidated trailing twelve (12) month revenues, determined in accordance with GAAP, of at least seventy-five percent (75.00%) of the outstanding principal amount of the Term Loans as of the end of such fiscal quarter, as determined by Collateral Agent based upon written evidence satisfactory to Collateral Agent (the “Revenue Covenant”); provided that, in the event Borrower is not in compliance with the Revenue Covenant, the same shall not constitute an Event of Default as long as, at all times, Borrower’s minimum unrestricted cash and Cash Equivalents (net of outstanding Advances),

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subject to Control Agreements in favor of Collateral Agent, is equal to at least fifty percent (50.00%) of the outstanding principal amount of the Term Loans.

Landlord Waivers; Bailee Waivers.  In the event that Borrower or any of its Subsidiaries that are a Borrower or a Guarantor, after the Effective Date, intends to add any new offices or business locations, including warehouses, or otherwise store any portion of the Collateral (other than (i) goods in transit, (ii) trunk Inventory maintained by Borrower’s or any Subsidiary’s employees, (iii) Inventory maintained with clinical research providers, (iv) fixed assets maintained at suppliers, (v) finished goods in the possession of sterilization agents and (vi) moveable Equipment (such as laptop computers and cell phones)) with, or deliver any portion of the Collateral to, a bailee (regardless of whether such office, business location, or warehouse is a new or existing office, business location or warehouse), in each case pursuant to Section 7.2, then Borrower or such Subsidiary that is a Borrower or a Guarantor will first notify Collateral Agent and, in the event that the new location is the chief executive office of the Borrower or such Subsidiary or the Collateral (other than (i) goods in transit, (ii) trunk Inventory maintained by Borrower’s or any Subsidiary’s employees, (iii) Inventory maintained with clinical research providers, (iv) fixed assets maintained at suppliers, (v) finished goods in the possession of sterilization agents and (vi) moveable Equipment (such as laptop computers and cell phones)) at any such new location is valued in excess of One Million Dollars ($1,000,000.00) in the aggregate, Borrower shall have such bailee or landlord, as applicable, execute and deliver a bailee waiver or landlord waiver, as applicable, in form and substance reasonably satisfactory to Collateral Agent prior to the addition of any new offices or business locations, or any such storage with or delivery to any such bailee, as the case may be.

Creation/Acquisition of Subsidiaries.  In the event Borrower or any Guarantor creates or acquires any direct Subsidiary (including, without limitation, pursuant to a Division), Borrower shall within ten (10) Business Days after such creation or acquisition, provide prior written notice to Collateral Agent of the creation or acquisition of such new Subsidiary and , except in the case of a new Subsidiary that is a FSHCO, CFC or First Tier Foreign Subsidiary,  take all such action as may be reasonably required by Collateral Agent to cause each such Subsidiary to become a co‑Borrower hereunder or to guarantee the Obligations of Borrower under the Loan Documents and, in each case, grant a continuing pledge and security interest in and to the assets of such Subsidiary (substantially as described on Exhibit A hereto); and Borrower (or such Guarantor, as applicable) shall grant and pledge to Collateral Agent, for the ratable benefit of the Lenders, a perfected security interest in the stock, units or other evidence of ownership of each such newly created Subsidiary, provided, however, that, (a) solely in the circumstance in which Borrower or any Subsidiary creates or acquires an FSHCO, CFC or First Tier Foreign Subsidiary in an Acquisition permitted by Section 7.3 hereof, (i) such FSHCO, CFC or First Tier Foreign Subsidiary shall not be required to guarantee the Obligations of Borrower under the Loan Documents and grant a continuing pledge and security interest in and to the assets of such FSHCO, CFC or First Tier Foreign Subsidiary, and (ii) Borrower shall not be required to grant and pledge to Collateral Agent, for the ratable benefit of Lenders, a perfected security interest in more than sixty‑five percent (65.00%) of the issued and outstanding equity interests entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2)) and one hundred percent (100.00%) of the issued and outstanding equity interests not entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2)) (the “Shares”) in such new FSHCO, CFC or First Tier Foreign Subsidiary, if (A) Borrower demonstrates to the reasonable satisfaction of Collateral Agent that such FSHCO, CFC or First Tier Foreign Subsidiary providing such guarantee or pledge and security interest or Borrower providing a perfected security interest in more than sixty‑five percent (65.00%) of the Shares would create a present and existing adverse tax consequence to Borrower under the U.S. Internal Revenue Code; (B) no Intellectual Property is held or maintained by such FSHCO, CFC or First Tier Foreign Subsidiary at any time; and (C) the aggregate value of cash and Cash Equivalents held or maintained by such FSHCO, CFC or First Tier Foreign Subsidiary does not exceed Five Hundred Thousand Dollars ($500,000.00) for more than three (3) consecutive Business Days.

 Access to Collateral; Books and Records.  At reasonable times, on three (3) Business Days’ notice (provided no notice is required if an Event of Default has occurred and is continuing), Collateral Agent or Oxford, or its agents, shall have the right to inspect the Collateral and the right to audit and copy Borrower’s Books.  The foregoing inspections and audits shall be conducted at Borrower’s expense no more often than once per fiscal year unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Collateral Agent and Oxford shall determine is necessary in their sole discretion.  The charge therefor shall be One Thousand Five Hundred Fifty Dollars ($1,550.00) per person per day (or such higher amount as shall represent Collateral Agent’s or Oxford’s then-current standard charge for the same), plus reasonable out-of-pocket expenses.  In the event Borrower and Collateral Agent or Oxford schedule an audit more than ten (10) days in advance, and

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Borrower cancels or seeks to reschedules the audit with less than ten (10) days written notice to Collateral Agent or Oxford, then (without limiting any of Collateral Agent’s or Oxford’s rights or remedies) Borrower shall pay Collateral Agent or Oxford a fee of Two Thousand Five Hundred Dollars ($2,500.00) plus any out-of-pocket expenses incurred by Collateral Agent or Oxford to compensate Collateral Agent or Oxford for the anticipated costs and expenses of the cancellation or rescheduling.

Further Assurances.

Execute any further instruments and take further action as Collateral Agent or any Lender reasonably requests to perfect or continue Collateral Agent’s Lien in the Collateral or to effect the purposes of this Agreement.

Deliver to Collateral Agent and Lenders, within five (5) days after the same are sent or received, copies of all material correspondence, reports, documents and other filings with any Governmental Authority that could reasonably be expected to have a material adverse effect on any of the Governmental Approvals material to Borrower’s business or otherwise could reasonably be expected to have a Material Adverse Change.

7. NEGATIVE COVENANTS

Borrower shall not, and shall not permit any of its Subsidiaries to, do any of the following without the prior written consent of the Required Lenders:

Dispositions.  Convey, sell, lease, transfer, assign, or otherwise dispose of (including, without limitation, pursuant to a Division) (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn out, surplus or obsolete Equipment; (c) of cash and Cash Equivalents in connection with transactions not prohibited hereunder; (d) in connection with Permitted Liens, Permitted Investments and Permitted Licenses; (e)(A) by or among Borrower and any other Borrower or Guarantor, (B) assets among Subsidiaries that are not Borrowers or Guarantors; and (C) by any Borrower or Guarantor to any Subsidiary that is not a Borrower or Guarantor in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000.00) in any fiscal year; (f) consisting of the termination or unwinding of any Hedging Agreement or Permitted Call Spread Transaction; (g) permitted by Sections 7.3 and 7.7; (h) consisting of the write-off, discount, sale or other disposition of defaulted or past-due receivables in the ordinary course of business and not undertaken as part of an accounts receivable financing transaction; (i) (including the lapse or abandonment) of immaterial Intellectual Property that is no longer useful or no longer has any material value, and (j) of assets having a book value not in excess of Five Hundred Thousand Dollars ($500,000.00) per calendar year.

Changes in Business, Management, Ownership, or Business Locations.  (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses engaged in by Borrower as of the Effective Date or substantially similar, reasonably related or incidental thereto; (b) liquidate or dissolve, except that Subsidiaries may liquidate or dissolve so long as its assets, if any, are transferred to Borrower or a Guarantor; or (c) (i) any Key Person shall cease to be actively engaged in the management of Borrower unless either (x) written notice thereof is provided to Collateral Agent or (y) public disclosure thereof is provided in the Borrower’s filings with the SEC, in each case within five (5) Business Days of such change, or (ii) consummate any transaction or series of related transactions in which the stockholders of Borrower who were not stockholders immediately prior to the first such transaction own more than forty-nine percent (49%) of the voting stock of Borrower immediately after giving effect to such transaction or related series of such transactions (other than by the sale of Borrower’s equity securities in a public offering, a private placement of public equity or to venture capital investors so long as Borrower identifies to Collateral Agent the venture capital investors prior to the closing of the transaction).  Borrower shall not, without at least ten (10) days’ prior written notice to Collateral Agent: (A) add any new offices or business locations, including warehouses (unless such new offices or business locations (i) contain goods in transit, (ii) contain trunk Inventory maintained by Borrower’s or any Subsidiary’s employees, (iii) contain Inventory maintained with clinical research providers, (iv) contain fixed assets maintained at suppliers, (v) contain finished goods in the possession of sterilization agents, (vi) contain moveable Equipment (such as laptop computers and cell phones) or (vi)(A) contain less than One Million Dollars ($1,000,000.00) in assets or property of Borrower or any of its Subsidiaries and (B) are not Borrower’s or its Subsidiaries’ chief executive office); (B) change its jurisdiction of organization, (C) change its organizational

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type, (D) change its legal name, or (E) change any organizational number (if any) assigned by its jurisdiction of organization.

Mergers or Acquisitions.  Except for Permitted Acquisitions, merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock, shares or property of another Person (including, without limitation, pursuant to a Division); provided that a Subsidiary may merge or consolidate (i) into another Subsidiary (provided that in any such merger or consolidating involving a Borrower or Guarantor, the surviving entity is a “co Borrower” hereunder or has provided a secured Guaranty of Borrower’s Obligations hereunder) or (ii) with (or into) Borrower provided Borrower is the surviving legal entity, and as long as no Event of Default is occurring prior thereto or arises as a result therefrom.

Indebtedness.  Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

Encumbrance.  Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein (provided that the Collateral may be subject to Permitted Liens), or enter into any agreement, document, instrument or other arrangement (except with or in favor of Collateral Agent, for the ratable benefit of the Lenders) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower, or any of its Subsidiaries, from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or such Subsidiary’s Intellectual Property in favor of Collateral Agent, except (i) as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein, (ii) for customary restrictions on assignment, transfer and encumbrances in license agreements under which Borrower or a Subsidiary is the licensee, and (iii) for covenants with such restrictions in merger or acquisition agreements, provided that such covenants do not prohibit Borrower or any Subsidiary from granting a security interest in Borrower’s or any such Subsidiary’s Intellectual Property in favor of Collateral Agent and provided further that the counterparties to such covenants are not permitted to receive a security interest in Borrower’s or any Subsidiary’s Intellectual Property.

Maintenance of Collateral Accounts.  Maintain any Collateral Account except pursuant to the terms of Section 6.7 hereof.

Distributions; Investments. (a) Pay any dividends (other than dividends payable solely in capital stock) or make any distribution or payment in respect of or redeem, retire or purchase any capital stock, except that (i) Borrower may repurchase, redeem, retire, or make payments pursuant to and in accordance with stock plans or other benefit plans for management, employees or other eligible service providers of Borrower and its Subsidiaries, (ii) any Subsidiary may pay dividends or make distributions to Borrower or any other Subsidiary, (iii) Borrower may make dividends, distributions, redemptions or payments with common stock of Borrower, (iv) Borrower may pay cash in lieu of fractional shares in the ordinary course of business, (v) Borrower may distribute rights pursuant to a stockholder rights plan or redeem such rights for no or nominal consideration (including, for the avoidance of doubt, cash consideration); provided that such redemption is in accordance with the terms of such plan, (vi) Borrower may make purchase, redemptions or payments in connection with the retention of Equity Interests in payment of withholding taxes in connection with equity-based compensation plans in the ordinary course of business, and (vii) Borrower may purchase, redeem, retire or otherwise acquire its capital stock or other equity interests with the proceeds from a substantially concurrent issue of new shares of capital stock or other equity interests or (b) directly or indirectly make any Investment, or permit any of its Subsidiaries to do so, other than Permitted Investments.  For the avoidance of doubt, the term "capital stock" shall not include any convertible debt security and clause (a) shall not apply to the redemption, repurchase or conversion of any convertible debt security, including any Permitted Convertible Indebtedness, or the purchase, exercise, settlement or termination of any Permitted Call Spread Transaction.

Transactions with Affiliates.  Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower or any of its Subsidiaries, except for (a) transactions that are in the ordinary course of Borrower’s or such Subsidiary’s business, upon fair and reasonable terms that are no less favorable to Borrower or such Subsidiary than would be obtained in an arm’s length transaction with a non‑affiliated Person, (b) Subordinated Debt or equity investments by Borrower’s investors in Borrower or its Subsidiaries, (c) transactions

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by or among Borrower and its Subsidiaries permitted by this Agreement; (d) transactions permitted by Section 7.3, 7.4 or 7.7; (e) extraordinary retention, bonus or similar arrangements approved by Borrower’s board of directors (or a committee thereof); (f) the issuance of equity interests of Borrower to any Person approved by Borrower’s board of directors (or a committee thereof); (g) indemnification arrangements and employee agreements, compensation arrangements (including equity based compensation and reasonable and customary fees paid to directors), in each case with current or former employees, officer or directors approved by Borrower’s board of directors (or a committee thereof) or by management in accordance with procedures established by Borrower’s board of directors (or a committee thereof); and (h) severance arrangements entered into in the ordinary course of business and approved by Borrower’s board of directors (or a committee thereof.

Subordinated Debt.  (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to the Lenders, except as permitted by the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject.

Compliance.  Become required to register as an “investment company” or become a company controlled by any Person that is required to register as an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Change, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower or any of its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

Compliance with Anti‑Terrorism Laws.  Collateral Agent hereby notifies Borrower and each of its Subsidiaries that pursuant to the requirements of Anti‑Terrorism Laws, and Collateral Agent’s policies and practices, Collateral Agent is required to obtain, verify and record certain information and documentation that identifies Borrower and each of its Subsidiaries and their principals, which information includes the name and address of Borrower and each of its Subsidiaries and their principals and such other information that will allow Collateral Agent to identify such party in accordance with Anti‑Terrorism Laws.  Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries permit any Affiliate to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists.  Borrower and each of its Subsidiaries shall immediately notify Collateral Agent if Borrower or such Subsidiary has knowledge that Borrower, or any Subsidiary or Affiliate of Borrower, is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.  Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries, permit any Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti‑Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti‑Terrorism Law.

8. EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

Payment Default.  Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period shall not apply to payments due on the Maturity Date or

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the date of acceleration pursuant to Section 9.1 (a) hereof).  During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period);

Covenant Default.

Borrower or any of its Subsidiaries fails or neglects to perform any obligation in Sections 6.2 (Financial Statements, Reports, Certificates), 6.3 (Accounts Receivable), 6.5 (Taxes), 6.6 (Insurance), 6.7 (Operating Accounts), 6.8 (Protection of Intellectual Property Rights), 6.10 (Notice of Litigation and Default), 6.11 (Financial Covenant), 6.13 (Creation/Acquisition of Subsidiaries), 6.14 (Access to Collateral; Books and Records) or 6.15(b) (Further Assurances) or Borrower violates any covenant in Section 7; or

Borrower, or any of its Subsidiaries, fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) Business Days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) Business Day period or cannot after diligent attempts by Borrower be cured within such ten (10) Business Day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period).  Grace periods provided under this Section shall not apply, among other things, to financial covenants or any other covenants set forth in subsection (a) above;

Material Adverse Change.  A Material Adverse Change occurs;

Attachment; Levy; Restraint on Business.

(i) The service of process seeking to attach, by trustee or similar process, any material funds of Borrower or any of its Subsidiaries or of any entity under control of Borrower or its Subsidiaries on deposit with any Lender or any Lender’s Affiliate or any bank or other institution at which Borrower or any of its Subsidiaries maintains a Collateral Account, or (ii) a notice of lien, levy, or assessment is filed against Borrower or any of its Subsidiaries or any material portion of their respective assets by any government agency, and the same under subclauses (i) and (ii) hereof are not, within fifteen (15) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any fifteen (15) day cure period; and

(i) any material portion of Borrower’s or any of its Subsidiaries’ assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower or any of its Subsidiaries from conducting any material part of its business and the same is not discharged or stayed within fifteen (15) days after the occurrence thereof;

Insolvency.  (a) Borrower is or becomes Insolvent, or Borrower and its Subsidiaries, taken as a whole, are or become Insolvent; (b) Borrower or any Guarantor begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower or any Guarantor and not dismissed or stayed within forty five (45) days (but no Credit Extensions shall be made while Borrower or any Subsidiary is Insolvent and/or until any Insolvency Proceeding is dismissed);

Other Agreements.  There is a default in any agreement to which Borrower or any of its Subsidiaries is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Five Million Dollars ($5,000,000.00) or that could reasonably be expected to have a Material Adverse Change;

Judgments.  One or more judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least Five Million Dollars ($5,000,000.00) (not covered by independent third‑party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against

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Borrower or any of its Subsidiaries and shall remain unsatisfied, unvacated, or unstayed for a period of fifteen (15) days after the entry thereof (provided that no Credit Extensions will be made prior to the satisfaction, vacation, or stay of such judgment, order or decree);

Misrepresentations.  Borrower or any of its Subsidiaries or any Person acting for Borrower or any of its Subsidiaries makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Collateral Agent and/or Lenders or to induce Collateral Agent and/or the Lenders to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;

Subordinated Debt.  A default or breach occurs under any agreement between Borrower or any of its Subsidiaries and any creditor of Borrower or any of its Subsidiaries that signed a subordination, intercreditor, or other similar agreement with Collateral Agent or the Lenders, or any creditor that has signed such an agreement with Collateral Agent or the Lenders breaches any terms of such agreement;

Guaranty.  (a) Any Guaranty terminates or ceases for any reason to be in full force and effect (other than in accordance with its terms); (b) any Guarantor does not perform any obligation or covenant under any Guaranty; (c) any circumstance described in Sections 8.3, 8.4, 8.5, 8.7, or 8.8 occurs with respect to any Guarantor, or (d) the liquidation, winding up, or termination of existence of any Guarantor that is not permitted by Section 7.3;

Governmental Approvals.  Any Governmental Approval shall have been revoked, rescinded, suspended, modified in an adverse manner, or not renewed in the ordinary course for a full term and such revocation, rescission, suspension, modification or non‑renewal has resulted in or could reasonably be expected to result in a Material Adverse Change; or

Lien Priority.  Any Lien created hereunder or by any other Loan Document shall at any time fail to constitute a valid and perfected Lien on any of the Collateral purported to be secured thereby, subject to no prior or equal Lien, other than Permitted Liens which are permitted to have priority in accordance with the terms of this Agreement.

8.13 Delisting. The shares of common stock of Borrower are delisted from NASDAQ Capital Market because of failure to comply with continued listing standards thereof or due to a voluntary delisting which results in such shares not being listed on any other nationally recognized stock exchange in the United States having listing standards at least as restrictive as the NASDAQ Capital Market.

9. RIGHTS AND REMEDIES

Rights and Remedies.

Upon the occurrence and during the continuance of an Event of Default, Collateral Agent may, and at the written direction of Required Lenders shall, without notice or demand, do any or all of the following: (i) deliver notice of the Event of Default to Borrower, (ii) by notice to Borrower declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs with respect to Borrower or any Guarantor all Obligations shall be immediately due and payable without any action by Collateral Agent or the Lenders) or (iii) by notice to Borrower suspend or terminate the obligations, if any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Collateral Agent and/or the Lenders (but if an Event of Default described in Section 8.5 occurs with respect to Borrower or any Guarantor all obligations, if any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Collateral Agent and/or the Lenders shall be immediately terminated without any action by Collateral Agent or the Lenders).

Without limiting the rights of Collateral Agent and the Lenders set forth in Section 9.1(a) above, upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the right,  without notice or demand, to do any or all of the following:

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foreclose upon and/or sell or otherwise liquidate, the Collateral;

apply to the Obligations any (a) balances and deposits of Borrower that Collateral Agent or any Lender holds or controls, or (b) any amount held or controlled by Collateral Agent or any Lender owing to or for the credit or the account of Borrower; and/or commence and prosecute an Insolvency Proceeding or consent to Borrower commencing any Insolvency Proceeding.

Without limiting the rights of Collateral Agent and the Lenders set forth in Sections 9.1(a) and (b) above, upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the right, without notice or demand, to do any or all of the following:

settle or adjust disputes and claims directly with Account Debtors for amounts, on terms and in any order that Collateral Agent considers advisable, notify any Person owing Borrower money of Collateral Agent’s security interest in such funds, and verify the amount of such account;

make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral.  Borrower shall assemble the Collateral if Collateral Agent requests and make it available in a location as Collateral Agent reasonably designates.  Collateral Agent may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Collateral Agent a license to enter and occupy any of its premises, without charge, to exercise any of Collateral Agent’s rights or remedies;

ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, and/or advertise for sale, the Collateral.  Collateral Agent is hereby granted a non‑exclusive, royalty‑free license or other right to use, without charge, Borrower’s and each of its Subsidiaries’ labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Collateral Agent’s exercise of its rights under this Section 9.1, Borrower’s and each of its Subsidiaries’ rights under all licenses and all franchise agreements inure to Collateral Agent, for the benefit of the Lenders;

place a “hold” on any account maintained with Collateral Agent or the Lenders and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

demand and receive possession of Borrower’s Books;

appoint a receiver to seize, manage and realize any of the Collateral, and such receiver shall have any right and authority as any competent court will grant or authorize in accordance with any applicable law, including any power or authority to manage the business of Borrower or any of its Subsidiaries; and

subject to clauses 9.1(a) and (b), exercise all rights and remedies available to Collateral Agent and each Lender under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

Notwithstanding any provision of this Section 9.1 to the contrary, upon the occurrence and during the continuance of any Event of Default, Collateral Agent shall have the right to exercise any and all remedies referenced in this Section 9.1 without the written consent of Required Lenders following the occurrence of an Exigent Circumstance.  As used in the immediately preceding sentence, “Exigent Circumstance” means any event or circumstance that, in the reasonable judgment of Collateral Agent, imminently threatens the ability of Collateral Agent to realize upon all or any material portion of the Collateral, such as, without limitation, fraudulent removal, concealment, or abscondment thereof, destruction or material waste thereof, or failure of Borrower or any of its Subsidiaries after reasonable demand

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to maintain or reinstate adequate casualty insurance coverage, or which, in the judgment of Collateral Agent, could reasonably be expected to result in a material diminution in value of the Collateral.

Power of Attorney.  Borrower hereby irrevocably appoints Collateral Agent as its lawful attorney‑in‑fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s or any of its Subsidiaries’ name on any checks or other forms of payment or security; (b) sign Borrower’s or any of its Subsidiaries’ name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Collateral Agent determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Collateral Agent or a third party as the Code or any applicable law permits.  Borrower hereby appoints Collateral Agent as its lawful attorney‑in‑fact to sign Borrower’s or any of its Subsidiaries’ name on any documents necessary to perfect or continue the perfection of Collateral Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations) have been satisfied in full and Collateral Agent and the Lenders are under no further obligation to make Credit Extensions hereunder.  Collateral Agent’s foregoing appointment as Borrower’s or any of its Subsidiaries’ attorney in fact, and all of Collateral Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been fully repaid and performed and Collateral Agent’s and the Lenders’ obligation to provide Credit Extensions terminates.

Protective Payments.  If Borrower or any of its Subsidiaries fail to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower or any of its Subsidiaries is obligated to pay under this Agreement or any other Loan Document, Collateral Agent may obtain such insurance or make such payment, and all amounts so paid by Collateral Agent are Lenders’ Expenses and immediately due and payable, bearing interest at the Default Rate, and secured by the Collateral.  Collateral Agent will make reasonable efforts to provide Borrower with notice of Collateral Agent obtaining such insurance or making such payment at the time it is obtained or paid or within a reasonable time thereafter.  No such payments by Collateral Agent are deemed an agreement to make similar payments in the future or Collateral Agent’s waiver of any Event of Default.

Application of Payments and Proceeds.  Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Collateral Agent from or on behalf of Borrower or any of its Subsidiaries of all or any part of the Obligations, and, as between Borrower on the one hand and Collateral Agent and Lenders on the other, Collateral Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Collateral Agent may deem advisable notwithstanding any previous application by Collateral Agent, and (b) the proceeds of any sale of, or other realization upon all or any part of the Collateral shall be applied: first, to the Lenders’ Expenses; second, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued on such amounts); third, to the principal amount of the Obligations outstanding; and fourth, to any other indebtedness or obligations of Borrower owing to Collateral Agent or any Lender under the Loan Documents.  Any balance remaining shall be delivered to Borrower or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.  In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category.  Any reference in this Agreement to an allocation between or sharing by the Lenders of any right, interest or obligation “ratably,” “proportionally” or in similar terms shall refer to Pro Rata Share unless expressly provided otherwise.  Collateral Agent, or if applicable, each Lender, shall promptly remit to the other Lenders such sums as may be necessary to ensure the ratable repayment of each Lender’s portion of any Term Loan and the ratable distribution of interest, fees and reimbursements paid or made by Borrower.  Notwithstanding the foregoing, a Lender receiving a scheduled payment shall not be responsible for determining whether the other Lenders also received their scheduled payment on such date; provided, however, if it is later determined that a Lender received more than its ratable share of scheduled payments made on any date or dates, then such Lender shall remit to Collateral Agent or

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other Lenders such sums as may be necessary to ensure the ratable payment of such scheduled payments, as instructed by Collateral Agent.  If any payment or distribution of any kind or character, whether in cash, properties or securities, shall be received by a Lender in excess of its ratable share, then the portion of such payment or distribution in excess of such Lender’s ratable share shall be received by such Lender in trust for and shall be promptly paid over to the other Lender for application to the payments of amounts due on the other Lenders’ claims.  To the extent any payment for the account of Borrower is required to be returned as a voidable transfer or otherwise, the Lenders shall contribute to one another as is necessary to ensure that such return of payment is on a pro rata basis.  If any Lender shall obtain possession of any Collateral, it shall hold such Collateral for itself and as agent and bailee for Collateral Agent and other Lenders for purposes of perfecting Collateral Agent’s security interest therein.

Liability for Collateral.  So long as Collateral Agent and the Lenders comply with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Collateral Agent and the Lenders, Collateral Agent and the Lenders shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person.  Borrower bears all risk of loss, damage or destruction of the Collateral.

No Waiver; Remedies Cumulative.  Failure by Collateral Agent or any Lender, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Collateral Agent or any Lender thereafter to demand strict performance and compliance herewith or therewith.  No waiver hereunder shall be effective unless signed by Collateral Agent and the Required Lenders and then is only effective for the specific instance and purpose for which it is given.  The rights and remedies of Collateral Agent and the Lenders under this Agreement and the other Loan Documents are cumulative.  Collateral Agent and the Lenders have all rights and remedies provided under the Code, any applicable law, by law, or in equity.  The exercise by Collateral Agent or any Lender of one right or remedy is not an election, and Collateral Agent’s or any Lender’s waiver of any Event of Default is not a continuing waiver.  Collateral Agent’s or any Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.

Demand Waiver.  Borrower waives, to the fullest extent permitted by law, demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Collateral Agent or any Lender on which Borrower or any Subsidiary is liable.

10. NOTICES

All notices, consents, requests, approvals, demands, or other communication (collectively, “Communication”) by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by facsimile or electronic mail transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below.  Any of Collateral Agent, Lender or Borrower may change its mailing address, facsimile number, or email address by giving the other party written notice thereof in accordance with the terms of this Section 10.

Lucas Buchanan
If to Borrower:	SILK ROAD MEDICAL, INC. 1213 Innsbruck Drive Sunnyvale, CA 94089 Attn: Lucas Buchanan Email: [***]

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with a copy (which shall not constitute notice) to:	Wilson Sonsini 650 Page Mill Road Palo Alto, CA 94304-1050 Attn: Kathleen Rothman Fax: (650) 493-6811 [***]

If to Collateral Agent:	OXFORD FINANCE LLC 115 South Union Street, Suite 300 Alexandria, VA 22314 Attention: Legal Department Fax: (703) 519‑5225 Email: [***]

with a copy to: and:

OXFORD FINANCE CREDIT FUND II, LP

c/o Oxford Finance Advisors, LLC, its manager

115 South Union Street, Suite 300

Alexandria, VA 22314

Attention: Legal Department

Fax: (703) 519-5225

Email: [***]

OXFORD FINANCE CREDIT FUND III, LP

c/o Oxford Finance Advisors, LLC, its manager

115 South Union Street, Suite 300

Alexandria, VA 22314

Attention: Legal Department

Fax: (703) 519-5225

Email: [***]

with a copy (which shall not constitute notice) to:	Barnes & Thornburg LLP 655 W. Broadway, Suite 1300 San Diego, California 92101 Attn: Troy Zander Email: [***]

11. CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER, AND JUDICIAL REFERENCE

California law governs the Loan Documents without regard to principles of conflicts of law.  Borrower, Collateral Agent and each Lender each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Collateral Agent or any Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Collateral Agent or any Lender.  Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.  Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower  at the address set forth in, or subsequently provided by Borrower in accordance with, Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, COLLATERAL AGENT AND EACH LENDER EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR

DMS 22658613.926

CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court.  The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive.  The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers.  All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed.  If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief.  The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings.  The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings.  The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge.  The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure § 644(a).  Nothing in this paragraph shall limit the right of any party at any time to exercise self‑help remedies, foreclose against collateral, or obtain provisional remedies.  The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

12. GENERAL PROVISIONS

Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party.  Borrower may not transfer, pledge or assign this Agreement or any rights or obligations under it without Collateral Agent’s and each Lender’s prior written consent (which may be granted or withheld in Collateral Agent’s and each Lender’s discretion, subject to Section 12.6).  The Lenders have the right, without the consent of or notice to Borrower, to sell, transfer, assign, pledge, negotiate, or grant participation in (any such sale, transfer, assignment, negotiation, or grant of a participation, a “Lender Transfer”) all or any part of, or any interest in, the Lenders’ obligations, rights, and benefits under this Agreement and the other Loan Documents; provided,  however, that any such Lender Transfer (other than a transfer, pledge, sale or assignment to an Eligible Assignee) of its obligations, rights, and benefits under this Agreement and the other Loan Documents shall require the prior written consent of the Required Lenders (such approved assignee, an “Approved Lender”) and, in the case of any sale or assignment (other than during the continuance of an Event of Default), shall be subject to written notice to Borrower.  Borrower and Collateral Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned until Collateral Agent shall have received and accepted an effective assignment agreement in form satisfactory to Collateral Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee or Approved Lender as Collateral Agent reasonably shall require.  Notwithstanding anything to the contrary contained herein, so long as no Event of Default has occurred and is continuing, no Lender Transfer (other than a Lender Transfer in connection with (x) assignments by a Lender due to a forced divestiture at the request of any regulatory agency; or (y) upon the occurrence of a default, event of default or similar occurrence with respect to a Lender’s own financing or securitization transactions) shall be permitted, without Borrower’s consent, to any Person which is an Affiliate or Subsidiary of Borrower, a direct competitor of Borrower or a vulture hedge fund, each as determined by Collateral Agent.  The Collateral Agent, acting solely for this purpose as an agent of Issuer, shall maintain at one of its offices a copy of any assignment with respect to the Secured Promissory Note delivered to it and a register for the

DMS 22658613.927

recordation of the names and addresses of any holder of any Secured Promissory Note from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and Borrower, the Collateral Agent and each holder of a Secured Promissory Note shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as the holder of each Secured Promissory Note for all purposes hereof and thereof.  The Register shall be available for inspection by Borrower, the Collateral Agent and any holder of a Secured Promissory Note from time to time, at any reasonable time and from time to time upon reasonable prior notice.

Indemnification.  Borrower agrees to indemnify, defend and hold Collateral Agent and the Lenders and their respective directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Collateral Agent or the Lenders (each, an “Indemnified Person”) harmless against:  (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) asserted by any other party in connection with; related to; following; or arising from, out of or under, the transactions contemplated by the Loan Documents; and (b) all losses or Lenders’ Expenses incurred, or paid by Indemnified Person in connection with; related to; following; or arising from, out of or under, the transactions contemplated by the Loan Documents between Collateral Agent, and/or the Lenders and Borrower (including reasonable and documented attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s bad faith, gross negligence or willful misconduct.  Borrower hereby further indemnifies, defends and holds each Indemnified Person harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnified Person) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnified Person shall be designated a party thereto and including any such proceeding initiated by or on behalf of Borrower, and the reasonable and documented out-of-pocket expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Collateral Agent or Lenders) asserting any right to payment for the transactions contemplated hereby which may be imposed on, incurred by or asserted against such Indemnified Person as a result of or in connection with the transactions contemplated hereby and the use or intended use of the proceeds of the loan proceeds except for liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements directly caused by such Indemnified Person’s gross negligence or willful misconduct.  This Section 12.2 shall not apply with respect to taxes, other than taxes that represent claims, damages, losses or liability arising from any non-tax claim.

Time of Essence.  Time is of the essence for the performance of all Obligations in this Agreement.

Severability of Provisions.  Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

Correction of Loan Documents.  Collateral Agent and the Lenders may correct patent errors and fill in any blanks in this Agreement and the other Loan Documents consistent with the agreement of the parties so long as Collateral Agent and the Lender provide Borrower with written notice of such correction and allow Borrower at least ten (10) days to object to such correction. In the event of such objection, such correction shall not be made except by an amendment signed by Collateral Agent, the Required Lenders and Borrower.

Amendments in Writing; Integration.     No amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, or any consent to any departure by Borrower or any of its Subsidiaries therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower, Collateral Agent and the Required Lenders provided that:

subject to Section 12.13, no such amendment, waiver or other modification that would have the effect of increasing or reducing a Lender’s Term Loan Commitment, Revolving Loan Commitment, or Commitment Percentage, shall be effective as to such Lender without such Lender’s written consent;

no such amendment, waiver or modification that would affect the rights and duties of Collateral Agent shall be effective without Collateral Agent’s written consent or signature;

no such amendment, waiver or other modification shall, unless signed by all the Lenders directly affected thereby, (A) reduce the principal of, rate of interest on or any fees with respect to any Term

DMS 22658613.928

Loan or forgive any principal, interest (other than default interest) or fees (other than late charges) with respect to any Term Loan; (B) postpone the date fixed for, or waive, any payment of principal of any Term Loan or of interest on any Term Loan (other than default interest) or any fees provided for hereunder (other than late charges or for any termination of any commitment); (C) change the definition of the term “Required Lenders” or the percentage of Lenders which shall be required for the Lenders to take any action hereunder; (D) release all or substantially all or any material portion of the Collateral, authorize Borrower to sell or otherwise dispose of all or substantially all or any material portion of the Collateral or release any Guarantor of all or any portion of the Obligations or its guaranty obligations with respect thereto, except, in each case with respect to this clause (D), as otherwise may be expressly permitted under this Agreement or the other Loan Documents (including in connection with any disposition permitted hereunder); (E) amend, waive or otherwise modify this Section 12.6 or the definitions of the terms used in this Section 12.6 insofar as the definitions affect the substance of this Section 12.6; (F) consent to the assignment, delegation or other transfer by Borrower of any of its rights and obligations under any Loan Document or release Borrower of its payment obligations under any Loan Document, except, in each case with respect to this clause (F), pursuant to a merger or consolidation permitted pursuant to this Agreement; (G) amend any of the provisions of Section 9.4 or amend any of the definitions of Pro Rata Share, Term Loan Commitment, Commitment Percentage or that provide for the Lenders to receive their Pro Rata Shares of any fees, payments, setoffs or proceeds of Collateral hereunder; (H) subordinate the Liens granted in favor of Collateral Agent securing the Obligations; or (I) amend any of the provisions of Section 12.10.  It is hereby understood and agreed that all Lenders shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (C), (D), (E), (F), (G) and (H) of the preceding sentence;

the provisions of the foregoing clauses (i), (ii) and (iii) are subject to the provisions of any interlender or agency agreement among the Lenders and Collateral Agent pursuant to which any Lender may agree to give its consent in connection with any amendment, waiver or modification of the Loan Documents only in the event of the unanimous agreement of all Lenders.

Other than as expressly provided for in Section 12.6(a)(i)‑(iii), Collateral Agent may, if requested by the Required Lenders, from time to time designate covenants in this Agreement less restrictive by notification to a representative of Borrower.

This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

Survival.  All covenants, representations and warranties made in this Agreement continue in full force and effect until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied.  The obligation of Borrower in Section 12.2 to indemnify each Lender and Collateral Agent, as well as the confidentiality provisions in Section 12.9 below, shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

Confidentiality.  In handling any confidential information of Borrower, the Lenders and Collateral Agent and each of its employees and agents shall exercise at least the same degree of care that it exercises for their own proprietary information and shall maintain the confidentiality of any non-public information received pursuant to this Agreement or any Loan Document, but disclosure of information may be made: (a) subject to the terms and conditions of this Agreement and to their agreement to maintain the confidentiality of such information in accordance with this Section 12.9, to the Lenders’ and Collateral Agent’s Subsidiaries or Affiliates, or in connection with a Lender’s own financing or securitization transactions and upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; (b) to prospective transferees (other than those identified in (a) above) or purchasers of any interest in the Credit Extensions (provided, however, the Lenders and Collateral Agent shall obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision or

DMS 22658613.929

to substantially similar confidentiality terms); (c) as required by law, regulation, subpoena, or other order; (d) to Lenders’ or Collateral Agent’s regulators or as otherwise required in connection with an examination or audit; (e) as Collateral Agent reasonably considers appropriate in exercising remedies under the Loan Documents; and (f) to third party service providers of the Lenders and/or Collateral Agent so long as such service providers have executed a confidentiality agreement with the Lenders and Collateral Agent with terms no less restrictive than those contained herein. Confidential information does not include information that either: (i) is in the public domain or in the Lenders’ and/or Collateral Agent’s possession when disclosed to the Lenders and/or Collateral Agent, or becomes part of the public domain after disclosure to the Lenders and/or Collateral Agent; or (ii) is disclosed to the Lenders and/or Collateral Agent by a third party, if the Lenders and/or Collateral Agent does not know that the third party is prohibited from disclosing the information.  Collateral Agent and the Lenders may use confidential information for any purpose, including, without limitation, for the development of client databases, reporting purposes, and market analysis.  The provisions of the immediately preceding sentence shall survive the termination of this Agreement.  The agreements provided under this Section 12.9 supersede all prior agreements, understanding, representations, warranties, and negotiations between the parties about the subject matter of this Section 12.9.

Public Announcement.  Notwithstanding anything else herein to the contrary, at any time after Borrower has publicly disclosed this Agreement, Borrower hereby agrees that Collateral Agent and each Lender may, in consultation with Borrower, make a public announcement of the transactions contemplated by this Agreement, and may publicize the same on its company website, in marketing materials, newspapers and other publications, and otherwise, and in connection therewith may use Borrower’s name, tradenames, logos, and any information related to the transactions to the extent such information is not confidential.

Right of Set Off.  Borrower hereby grants to Collateral Agent and to each Lender, a lien, security interest and right of set off as security for all Obligations to Collateral Agent and each Lender hereunder, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Collateral Agent or the Lenders or any entity under the control of Collateral Agent or the Lenders (including a Collateral Agent affiliate) or in transit to any of them.  At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Collateral Agent or the Lenders may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations.  ANY AND ALL RIGHTS TO REQUIRE COLLATERAL AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

Cooperation of Borrower.  If necessary, Borrower agrees to (i) execute any documents (including new Secured Promissory Notes) reasonably required to effectuate and acknowledge each assignment of a Term Loan Commitment or Loan to an assignee in accordance with Section 12.1, (ii) at reasonable times and upon reasonable prior notice, make Borrower’s management available to meet with Collateral Agent and prospective participants and assignees of Term Loan Commitments or Credit Extensions (which meetings shall be conducted no more often than once every twelve months unless an Event of Default has occurred and is continuing), and (iii) assist Collateral Agent or the Lenders in the preparation of information relating to the financial affairs of Borrower as any prospective participant or assignee of a Term Loan Commitment or Term Loan reasonably may request. Subject to the provisions of Section 12.9, Borrower authorizes each Lender to disclose to any prospective participant or assignee of a Term Loan Commitment, any and all information in such Lender’s possession concerning Borrower and its financial affairs which has been delivered to such Lender by or on behalf of Borrower pursuant to this Agreement, or which has been delivered to such Lender by or on behalf of Borrower in connection with such Lender’s credit evaluation of Borrower prior to entering into this Agreement.

Termination of Revolving Line Prior to Maturity Date.  So long as Borrower has satisfied the Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement), the Revolving Line may be terminated prior to the Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Oxford (which notice may be conditioned upon the consummation of a financing or other events and may be revoked by Borrower if such condition has or will not occur on the proposed prepayment date).  Notwithstanding any such termination, Lenders’ liens and

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security interests in the Collateral shall continue until Borrower fully satisfies its Obligations (other than inchoate indemnity obligation any other obligations which, by their terms, are to survive the termination of this Agreement).

13. DEFINITIONS

Definitions.  As used in this Agreement, the following terms have the following meanings:

“1-Month CME Term SOFR” is the 1-month CME Term SOFR reference rate as published by the CME Term SOFR Administrator on the CME Term SOFR Administrator’s Website.

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Acquisition” means any acquisition, or any series of related acquisitions, consummated on or after the date of this Agreement, by which Borrower (or any of its Subsidiaries which is a borrower or Guarantor) (a) acquires any business or all or substantially all of the assets of any Person, or business unit, line of business or division thereof, whether through purchase of assets, exchange, issuance of stock or other equity or debt securities, merger, reorganization, amalgamation, division or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of members of the board of directors or the equivalent governing body (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership, limited liability company or other company (excluding the formation of a new Subsidiary).

“Advance” or “Advances” means a revolving credit loan (or revolving credit loans) under the Revolving Line.

“Affiliate” of any Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” is defined in the preamble hereof.

“Amortization Date” is July 1, 2026; provided that, upon Borrower’s achievement of the Revenue Milestone, Borrower shall have the option (elected in writing to Collateral Agent no earlier than June 30, 2023, and no later than thirty (30) days prior to the Amortization Date then in effect) to extend the Amortization Date to July 1, 2027 and, upon such election timely made, the “Amortization Date” shall be July 1, 2027.

“Annual Projections” is defined in Section 6.2(a).

“Anti‑Terrorism Laws” are any laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Approved Fund” is any (a) Person, investment company, fund, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender, or (iii) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender, or (b) any Person (other than a natural person) which temporarily warehouses loans, or provides financing or securitizations, in each case, for any Lender or any entity described in the preceding clause (a).

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“Approved Lender” is defined in Section 12.1.

“Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base minus (b) the outstanding principal balance of any Advances.

“Basic Rate” is the per annum rate of interest (the “Index Rate”) (based on a year of three hundred sixty (360) days) equal to (a) the greater of (i) the 1-Month CME Term SOFR on the last Business Day of the month that immediately precedes the month in which the interest will accrue and (ii) eighty-five one-hundredths percent (0.85%), plus (b) (x) with respect to each Term Loan, five percent (5.00%); and (ii) with respect to each Advance, three percent (3.00%).  Notwithstanding the foregoing, (i) in no event shall the Index Rate exceed two and one-half percent (2.50%); (ii) in no event shall the Basic Rate for any Term Loan be less than five and eighty-five one-hundredths percent (5.85%), nor greater than seven and one-half percent (7.50%); (iii) in no event shall the Basic Rate for any Advance be less than three and eighty-five one-hundredths percent (3.85%), nor greater than five and one-half percent (5.50%);  and (iv) upon the occurrence of a Benchmark Transition Event, Collateral Agent may, in good faith and with reference to the margin above such interest rate in this definition, amend this Agreement to replace the Benchmark with a replacement interest rate and replacement margin above such interest rate that results in a substantially similar interest rate floor and total rate in effect immediately prior to the effectiveness of such replacement interest rate and replacement margin, and any such amendment shall become effective at 5:00 p.m. Eastern time on the third Business Day after Collateral Agent has notified Borrower of such amendment.  Any determination, decision or election that may be made by Collateral Agent pursuant hereto will be conclusive and binding absent manifest error and may be made in Collateral Agent’s sole discretion and without consent from any other party.

“Benchmark” is, initially, the 1-Month CME Term SOFR; provided, that if a Benchmark Transition Event has occurred with respect to the 1-Month CME Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable replacement rate that has replaced the immediately preceding benchmark rate pursuant to the defined term “Basic Rate”.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)a public statement or publication of information by or on behalf of the administrator for such Benchmark announcing that such Person has ceased or will cease to provide such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark;

(b)a public statement or publication of information by the regulatory supervisor for the administrator for such Benchmark, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, which states that the administrator for such Benchmark has ceased or will cease to provide such Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark; or

(c)a public statement or publication of information by the regulatory supervisor for the administrator for such Benchmark announcing that such Benchmark is no longer representative or in compliance with the International Organization of Securities Commissions Principles for Financial Benchmarks.

“Blocked Person” is any Person:  (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti‑Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

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“Borrower” is defined in the preamble hereof.

“Borrower’s Books” are Borrower’s or any of its Subsidiaries’ books and records including ledgers, records regarding Borrower’s or its Subsidiaries’ assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrowing Base” is (a) eighty-five percent (85.00%) of Eligible Accounts plus (b) fifty percent (50%) of the value of Borrower’s Eligible Inventory (valued at the lower of cost or wholesale fair market value; provided that Eligible Inventory shall not exceed the lesser of forty percent (40.00%) of the Borrowing Base or Ten Million Dollars ($10,000,000.00)), as determined by Oxford from Borrower’s most recent Borrowing Base Certificate; provided, however, that Oxford has the right to decrease the foregoing amounts and/or percentages in its good faith business judgment to mitigate the impact of events, conditions, contingencies, or risks which may adversely affect the Collateral or its value.

“Borrowing Base Certificate” is that certain certificate in the form attached hereto as Exhibit B-3.

“Business Day” is any day that is not a Saturday, Sunday or a day on which Collateral Agent is closed.

“Cash Equivalents” are (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after the date of acquisition and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., (c) certificates of deposit maturing no more than one (1) year after issue provided that the account in which any such certificate of deposit is maintained is subject to a Control Agreement in favor of Collateral Agent to the extent required by this Agreement; (d) money market accounts subject to a Control Agreement in favor of Collateral Agent to the extent required by this Agreement; and (e) other Investments permitted by Borrower’s investment policy, a written copy of which has been provided to Collateral Agent, as amended from time to time.  For the avoidance of doubt, the direct purchase by Borrower or any of its Subsidiaries of any Auction Rate Securities, or purchasing participations in, or entering into any type of swap or other derivative transaction with respect to, or otherwise holding or engaging in any ownership interest in any type of Auction Rate Security by Borrower or any of its Subsidiaries shall be conclusively determined by the Lenders as an ineligible Cash Equivalent, and any such transaction shall expressly violate each other provision of this Agreement governing Permitted Investments.  Notwithstanding the foregoing, Cash Equivalents does not include and Borrower, and each of its Subsidiaries, are prohibited from purchasing, purchasing participations in, entering into any type of swap or other equivalent derivative transaction with respect to, or otherwise holding or engaging in any ownership interest in any type of debt instrument, including, without limitation, any corporate or municipal bonds with a long‑term nominal maturity for which the interest rate is reset through a dutch auction and more commonly referred to as an auction rate security (each, an “Auction Rate Security”).

“CFC” means any “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code in which any Borrower or Guarantor is a “United States shareholder” within the meaning of Section 951(b) of the Internal Revenue Code.

“Claims” are defined in Section 12.2.

“CME Term SOFR Administrator” is CME Group Benchmark Administration Limited, as administrator of the forward-looking term SOFR, or any successor administrator.

“CME Term SOFR Administrator’s Website” is the website of the CME Group Benchmark Administrator at http://www.cmegroup.com, or any successor source

“Code”  is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Collateral Agent’s

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Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account, or any other bank account maintained by Borrower or any Subsidiary that is a borrower or Guarantor at any time.

“Collateral Agent” is, Oxford, not in its individual capacity, but solely in its capacity as agent on behalf of and for the benefit of the Lenders.

“Collections Account” is defined in Section 6.3(c).

“Commitment Percentage” is set forth in Schedule 1.1, as amended from time to time.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Communication” is defined in Section 10.

“Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit C.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another Person such as an obligation directly or indirectly guaranteed, endorsed, co‑made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designed to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices, and not for speculative or investment purposes (any such agreement or arrangement, a “Hedging Agreement”);; but “Contingent Obligation” does not include endorsements in the ordinary course of business or customary indemnification or warranty obligations.  The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among the depository institution at which Borrower or any of its Subsidiaries maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower or any of its Subsidiaries maintains a Securities Account or a Commodity Account, Borrower and such Subsidiary, and Collateral Agent pursuant to which Collateral Agent obtains control (within the meaning of the Code) for the benefit of the Lenders over such Deposit Account, Securities Account, or Commodity Account; in form and content reasonably acceptable to Collateral Agent.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Credit Extension” is any Advance, Term Loan or any other extension of credit by Collateral Agent or Lenders for Borrower’s benefit hereunder.

“Default Rate” is defined in Section 2.4(b).

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

DMS 22658613.934

“Designated Deposit Account” is Borrower’s deposit account, account number ending XXXXXX[***], maintained with Silicon Valley Bank.

“Disbursement Letter” is that certain form attached hereto as Exhibit -1.

“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity.

“Dollars,” “dollars” and “$” each mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the State of the United States or the District of Columbia.

“EBITDA” means earnings before interest, taxes, depreciation and amortization, determined in accordance with GAAP.

“Effective Date” is defined in the preamble of this Agreement.

“Eligible Accounts” means Accounts which arise in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5.3.  Oxford reserves the right, upon at least five (5) Business Days’ notice to Borrower (unless an Event of Default has occurred and is continuing, or an Overadvance remains uncured or unsatisfied), at any time after the Effective Date to adjust any of the criteria set forth below and to establish new criteria in its good faith business judgment.  Unless Oxford otherwise agrees in writing, Eligible Accounts shall not include:

(a)Accounts for which the Account Debtor is Borrower’s Affiliate, officer, employee, or agent;

(b)Accounts that the Account Debtor has not paid within ninety (90) days of invoice date regardless of invoice payment period terms;

(c)Accounts with credit balances over ninety (90) days from invoice date;

(d)Accounts owing from an Account Debtor if twenty-five percent (25.00%) or more of the Accounts owing from such Account Debtor have not been paid within ninety (90) days of invoice date;

(e)Accounts owing from an Account Debtor which does not have its principal place of business in the United States or Canada;

(f)Accounts billed from and/or payable to Borrower outside of the United States unless Oxford has a first priority, perfected security interest or other enforceable Lien in such Accounts under all applicable laws, including foreign laws (sometimes called foreign invoiced accounts);

(g)Accounts owing from an Account Debtor to the extent that Borrower is indebted or obligated in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise - sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts);

(h)Accounts owing from an Account Debtor which is a United States government entity or any department, agency, or instrumentality thereof unless Borrower has assigned its payment rights to Oxford and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended;

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(i)Accounts for demonstration or promotional equipment, or in which goods are consigned, or sold on a “sale guaranteed”, “sale or return”, “sale on approval”, or other terms if Account Debtor’s payment may be conditional;

(j)Accounts owing from an Account Debtor where goods or services have not yet been rendered to the Account Debtor (sometimes called memo billings or pre-billings);

(k)Accounts subject to contractual arrangements between Borrower and an Account Debtor where payments shall be scheduled or due according to completion or fulfillment requirements where the Account Debtor has a right of offset for damages suffered as a result of Borrower’s failure to perform in accordance with the contract (sometimes called contracts accounts receivable, progress billings, milestone billings, or fulfillment contracts);

(l)Accounts owing from an Account Debtor the amount of which may be subject to withholding based on the Account Debtor’s satisfaction of Borrower’s complete performance (but only to the extent of the amount withheld; sometimes called retainage billings);

(m)Accounts owing from an Account Debtor that has been invoiced for goods that have not been shipped to the Account Debtor unless Oxford, Borrower, and the Account Debtor have entered into an agreement acceptable to Oxford wherein the Account Debtor acknowledges that (i) it has title to and has ownership of the goods wherever located, (ii) a bona fide sale of the goods has occurred, and (iii) it owes payment for such goods in accordance with invoices from Borrower (sometimes called “bill and hold” accounts);

(n)Accounts for which the Account Debtor has not been invoiced;

(o)Accounts that represent non-trade receivables or that are derived by means other than in the ordinary course of Borrower’s business;

(p)Accounts for which Borrower has permitted Account Debtor’s payment to extend beyond ninety (90) days;

(q)Accounts arising from chargebacks, debit memos or other payment deductions taken by an Account Debtor;

(r)Accounts arising from product returns and/or exchanges (sometimes called “warranty” or “RMA” accounts);

(s)Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

(t)Accounts owing from an Account Debtor with respect to which Borrower has received Deferred Revenue (but only to the extent of such Deferred Revenue), unless Oxford approves in writing;

(u)Accounts owing from an Account Debtor, whose total obligations to Borrower exceed twenty-five percent (25.00%) of all Accounts; and

(v)Accounts for which Oxford in its good faith business judgment determines collection to be doubtful, including, without limitation, accounts represented by “refreshed” or “recycled” invoices.

“Eligible Assignee” is (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund and (iv) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) and which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which either (A) has a rating of BBB or higher from Standard & Poor’s Rating Group and a rating of Baa2 or higher from Moody’s Investors Service, Inc. at the date that it becomes a Lender or (B) has

DMS 22658613.936

total assets in excess of Five Billion Dollars ($5,000,000,000.00), and in each case of clauses (i) through (iv), which, through its applicable lending office, is capable of lending to Borrower without the imposition of any withholding or similar taxes; provided that notwithstanding the foregoing, “Eligible Assignee” shall not include, unless an Event of Default has occurred and is continuing, (i) Borrower or any of Borrower’s Affiliates or Subsidiaries or (ii) a direct competitor of Borrower or a vulture hedge fund, each as reasonably determined by Collateral Agent in consultation with Borrower.  Notwithstanding the foregoing, (x) in connection with assignments by a Lender due to a forced divestiture at the request of any regulatory agency, the restrictions set forth herein shall not apply and Eligible Assignee shall mean any Person or party and (y) in connection with a Lender’s own financing or securitization transactions, the restrictions set forth herein shall not apply and Eligible Assignee shall mean any Person or party providing such financing or formed to undertake such securitization transaction and any transferee of such Person or party upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; provided that no such sale, transfer, pledge or assignment under this clause (y) shall release such Lender from any of its obligations hereunder or substitute any such Person or party for such Lender as a party hereto until Collateral Agent shall have received and accepted an effective assignment agreement from such Person or party in form satisfactory to Collateral Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee as Collateral Agent reasonably shall require.

“Eligible Inventory” means Inventory, including finished goods and raw materials, residing at Borrower’s facilities over which a bailee waiver or landlord waiver, as applicable, in form and substance reasonably satisfactory to Collateral Agent and Oxford, exists, that meets all of Borrower’s representations and warranties in Section 5.3 and is otherwise acceptable to Oxford in all respects.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” is the Employee Retirement Income Security Act of 1974, as amended, and its regulations.

“Existing Indebtedness” is the indebtedness of Borrower to Stifel Bank (“Stifel”) in the aggregate principal outstanding amount as of the Effective Date of approximately Forty Nine Million Dollars ($49,000,000.00) pursuant to that certain Loan and Security Agreement, entered into as of October 29, 2020, by and between Stifel and Borrower, as amended.

“Excluded Taxes” means any of the following taxes imposed on or with respect to a recipient of payment or required to be withheld or deducted from a payment to a recipient, in each case, pursuant to this Agreement (a) any U.S. withholding Taxes imposed with respect to an applicable interest in any Obligation pursuant to a law in effect on the date on which (i) the recipient of payment acquires such interest in such Obligation or (ii) such recipient changes its lending office, except in each case to the extent that, pursuant to Section 2.7(A) amounts with respect to such taxes were payable either to such recipient’s applicable predecessor or assignor immediately before such recipient became a party hereto or to the recipient immediately before it changed its lending office, (b) any failure to deliver the documents described in Section 2.7(B), and (c) any U.S. federal withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.

“Event of Default” is defined in Section 8.

“Excluded Accounts” is defined in Section 6.7(b).

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“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Final Payment”  is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the earliest to occur of (a) the Maturity Date, or (b) the acceleration of any Term Loan, or (c) the prepayment of a Term Loan pursuant to Section 2.2(c) or (d), equal to the original principal amount of such Term Loan multiplied by the Final Payment Percentage, payable to Lenders in accordance with their respective Pro Rata Shares.

“Final Payment Percentage” is five percent (5.00%); provided that, if the Amortization Date is July 1, 2027, the “Final Payment Percentage” shall be six and three-quarters percent (6.75%).

“First Tier Foreign Subsidiary” means any Subsidiary that is a CFC or FSHCO, the equity interests of which are owned directly by any Borrower or Guarantor.

“Foreign Subsidiary” is a Subsidiary that is not an entity organized under the laws of the United States or any territory thereof.

“FSHCO” means any Domestic Subsidiary substantially all of the assets of which consist of (a) equity interests of one or more CFCs or other entities that are described in this definition (or are treated as consisting of such assets for U.S. federal income tax purposes) and/or (b) any Indebtedness or accounts receivable owed by any CFCs or other entity that is described in this definition, or treated as owed by any such entity for U.S. federal income tax purposes.

“Funding Date” is any date on which a Credit Extension is made to or on account of Borrower which shall be a Business Day.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession in the United States, which are applicable to the circumstances as of the date of determination.

“General Intangibles” are all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self‑regulatory organization.

“Guarantor” is any Person providing a Guaranty in favor of Collateral Agent.

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“Guaranty” is any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Hedging Agreement” is defined in the definition of “Contingent Obligation”.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Indemnified Person” is defined in Section 12.2.

“Initial Audit” is Oxford’s inspection of Borrower’s Accounts, the Collateral, and Borrower’s Books.

“Incremental Revolving Line Facility Fee” is defined in Section 2.6(c).

“Initial Revolving Line Facility Fee” is defined in Section 2.6(c).

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Insolvent” means not Solvent.

“Intellectual Property” means all of Borrower’s or any Subsidiary’s right, title and interest in and to the following:

its Copyrights, Trademarks and Patents;

any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know‑how, operating manuals;

any and all source code;

any and all design rights which may be available to Borrower;

any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of any Person’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” by any Person is any beneficial ownership interest in any other Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any other Person.

“IP Agreement” is that certain Intellectual Property Security Agreement entered into by and between Borrower and Collateral Agent dated as of the Effective Date, as such may be amended, restated, modified or supplemented from time to time.

DMS 22658613.939

“Key Person” is each of Borrower’s (i) Chief Executive Officer, who is Erica Rogers as of the Effective Date, (ii) Chief Financial Officer, who is Lucas Buchanan as of the Effective Date, (iii) Chief Commercial Officer, who is Andrew Davis as of the Effective Date and (iv) Executive Vice President of Clinical and Regulatory Affairs, who is Richard Ruedy as of the Effective Date.

“Lender” is any one of the Lenders.

“Lenders” are the Persons identified on Schedule 1.1 hereto and each assignee that becomes a party to this Agreement pursuant to Section 12.1.

“Lenders’ Expenses” are all audit fees and expenses, costs, and expenses (including reasonable and documented attorneys’ fees and expenses, as well as appraisal fees, fees incurred on account of lien searches, inspection fees, and filing fees) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred by Collateral Agent and/or the Lenders in connection with the Loan Documents.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest, or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” are, collectively, this Agreement, the Perfection Certificates, each Compliance Certificate, each Disbursement Letter, each Revolving Loan Request, each Borrowing Base Certificate, each Guaranty, the IP Agreement, any subordination agreements, any note, or notes or guaranties executed by Borrower or any other Person, and any other present or future agreement entered into by Borrower, any Guarantor or any other Person for the benefit of the Lenders and Collateral Agent in connection with this Agreement; all as amended, restated, or otherwise modified.

“Material Adverse Change” is (a) a material impairment in the perfection or priority of Collateral Agent’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations or financial condition of Borrower or of Borrower and its Subsidiaries taken as a whole; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

“Maturity Date” is, for any Credit Extension, May  1, 2027; provided that, if the Amortization Date is July 1, 2027, the “Maturity Date” shall be May 1, 2028.

“Monitoring Fee” is defined in Section 2.6(g).

“Obligations” are all of Borrower’s obligations to pay when due any debts, principal, interest, Lenders’ Expenses, the Prepayment Fee, the Final Payment, the Revolving Line Facility Fees, the Term Loan Facility Fee, the Unused Revolving Line Fee, the Monitoring Fee and other amounts Borrower owes the Lenders now or later, in connection with, related to, following, or arising from, out of or under, this Agreement or, the other Loan Documents, or otherwise, and including interest accruing after Insolvency Proceedings begin (whether or not allowed) and debts, liabilities, or obligations of Borrower assigned to the Lenders and/or Collateral Agent, and the performance of Borrower’s duties under the Loan Documents).

“OFAC” is the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” are, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Effective Date (or other applicable date of determination), and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company

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agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Overadvance” is defined in Section 2.3(c).

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment Date” is the first (1st) calendar day of each calendar month, commencing on July 1, 2022.

“Perfection Certificate” and “Perfection Certificates” is defined in Section 5.1.

“Permitted Acquisition” means an Acquisition by Borrower, to the extent that each of the following conditions shall have been satisfied:

(a)              immediately prior to, and after giving effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom;

(b)             all transactions in connection therewith shall be consummated, in all material respects, in accordance with applicable law;

(c)              such acquired Person or assets shall be in the same line of business as is conducted by Borrower as of the Effective Date (or a line of business reasonably related thereto);

(d)             such acquisition shall not cause the locations of Borrower’s and its Subsidiaries’ operations (when taken as a whole) to be located outside of the United States;

(e)              in the case of the purchase or other acquisition of Shares, all of the Shares acquired or otherwise issued by such Person or any newly formed Subsidiary in connection with such acquisition shall be  wholly-owned (other than director’s qualifying shares) by Borrower or a Subsidiary which is a borrower or Guarantor;

(f)              in connection with such acquisition, neither Borrower nor any of its Subsidiaries (including for this purpose, the target of the acquisition after giving effect to such acquisition) shall acquire or be subject to any Indebtedness or Liens that are not otherwise permitted hereunder;

(g)          (A) the cash consideration for the Permitted Acquisitions (x) shall not exceed Thirty Million Dollars ($30,000,000.00) in the aggregate during the term of this Agreement or (y) shall be funded with the proceeds of a substantially concurrent sale and issuance of Borrower’s equity interests raised exclusively for such purpose; provided that the cash consideration for any such Permitted Acquisitions that are not accretive to Borrower’s EBITDA shall not exceed Twenty Million Dollars ($20,000,000.00) during the term of this Agreement; and (B) the number of shares or the voting power of Borrower’s capital stock issued with respect to any Permitted Acquisition that is not accretive to Borrower’s EBITDA must be less than twenty percent (20.00%) of the total shares or voting power of Borrower’s capital stock outstanding immediately prior to such Acquisition;

(h)             Borrower shall have delivered to the Collateral Agent at least five (5) Business Days (or such shorter period as may be acceptable to Collateral Agent) prior to consummating such proposed acquisition (i) a copy of the purchase agreement related to the proposed acquisition (and any related documents reasonably requested by the Collateral Agent and Lenders), (ii) a general description of the acquired assets or acquired business line or unit or division and the competitive position of such business line or unit or division within the industry, (iii) the sources and uses of funds to finance the proposed acquisition, and (iv) to the extent available, quarterly and annual audited financial statements of the Person whose Shares or assets are being acquired for the twelve (12) month period immediately prior to such proposed acquisition;

DMS 22658613.941

(i)               such Permitted Acquisition shall only involve assets located in the United States, unless (subject to the terms and conditions of Section 6.13)  the assets acquired are held by an entity that is a borrower or Guarantor;

(j)               Collateral Agent and the Lenders have received a certificate from a Responsible Officer together with Board approved projections certifying and setting forth in reasonable detail that Borrower has enough cash on hand to pay its projected expenses and all debt service when due for a period of twelve (12) months after the consummation of such transaction (after giving effect to such transaction); and

(k)             such Permitted Acquisition shall be consensual and shall have been approved by the target’s board of directors.

Notwithstanding anything to the contrary contained herein, in order for any Acquisition to constitute a Permitted Acquisition, Borrower must comply with all of the following: (a) within ten (10) Business Days of the closing of such Permitted Acquisition, the applicable Borrower (or Subsidiary) making such Permitted Acquisition and the target shall have executed such documents and taken such actions as may be required under Section 6.13; (b) Borrower or the applicable Guarantor shall have delivered to Collateral Agent, in form and substance satisfactory to the Collateral Agent and Lenders and sufficiently in advance (and in any case no later than five (5) Business Days prior to such Permitted Acquisition), such other financial information, financial analysis, documentation or other information relating to such Permitted Acquisition and the pro forma certifications required by clause (c) below, in each case, as Collateral Agent and Lenders shall reasonably request; (c) on or prior to the  date of such Permitted Acquisition, the Collateral Agent and Lenders shall have received, in form and substance reasonably satisfactory to the Collateral Agent and Lenders, a certificate of the chief financial officer of Borrower certifying compliance with the requirements contained in this definition of “Permitted Acquisition” and with the other terms of the Loan Documents (before and after giving effect to such Permitted Acquisition); and (d) Borrower shall provide to the Collateral Agent and Lenders as soon as available but in any event not later than five (5) Business Days after the execution thereof, a copy of the executed purchase agreement or similar agreement with respect to any such acquisition.

“Permitted Call Spread Transaction”  means (a) any call or capped call option (or substantively equivalent derivative transaction) relating to Borrower’s common stock (or other securities or property following a merger event, reclassification or other change of Borrower’s common stock) purchased by Borrower in connection with the issuance of any Permitted Convertible Indebtedness and settled in Borrower’s common stock (or such other securities or property), cash or a combination thereof (such amount of cash determined by reference to the price of Borrower’s common stock or such other securities or property), and Borrower’s common stock (such transaction, a “Bond Hedge Transaction”), or (b) any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to Borrower’s common stock (or other securities or property following a merger event, reclassification or other change of Borrower’s common stock) sold by Borrower substantially concurrently with any purchase by Borrower of a Bond Hedge Transaction and settled in Borrower’s common stock (or such other securities or property), cash or a combination thereof (such amount of cash determined by reference to the price of Borrower’s common stock or such other securities or property), and Borrower’s common stock (such transaction, a “Warrant Transaction”); provided that (i) the terms, conditions and covenants of each such call option transaction are customary for transactions of such type (as determined by the board of directors of Borrower (or a committee thereof) in good faith), and (ii) the purchase price for such Bond Hedge Transaction, less the proceeds received by the Borrower from the sale of any related Warrant Transaction, does not exceed fifteen percent (15.00%) of the aggregate principal amount of the related Permitted Convertible Indebtedness at the time of such purchase).

 “Permitted Convertible Indebtedness” means convertible unsecured notes issued by the Borrower that are convertible into shares of common stock of the Borrower (or other securities or property following a merger event, reclassification or other change of the Borrower’s common stock), cash or any combination thereof and cash in lieu of fractional shares of common stock of the Borrower; provided that the Indebtedness thereunder must satisfy each of the following conditions at the time such Indebtedness is incurred (and any agreements providing for such Indebtedness may only be amended, restated, supplemented or modified from time to time if each of the following conditions remains satisfied at the time of such amendment, restatement, supplement or modification): (i) both immediately prior to and after giving effect (including pro forma effect) thereto, no Event of Default shall exist or result therefrom, (ii) such Indebtedness has a stated maturity that is after the date that is six (6) months after the

DMS 22658613.942

Maturity Date and prior to that date, does not provide for or require any payments of principal or any other payments with the exception of semi-annual interest payments, obligations to settle conversions, redemption rights and customary obligations to offer to repurchase the notes upon the occurrence of a “fundamental change”, (iii) such Indebtedness is in an aggregate principal amount of not more than Three Hundred Million Dollars ($300,000,000.00), (iv) such Indebtedness shall be unsecured at all times, (v) such Indebtedness shall not bear an interest rate of more than six percent (6.00%) per annum and the terms, conditions and covenants of such Indebtedness must be customary for convertible Indebtedness as of such time (as determined in good faith by the board of directors of Borrower), and (vi) such Indebtedness is not guaranteed by any Subsidiary of the Borrower unless the Obligations are guaranteed by such Subsidiary.

“Permitted Indebtedness” is:

(a) Borrower’s Indebtedness to the Lenders and Collateral Agent under this Agreement and the other Loan Documents;

Indebtedness existing on the Effective Date and disclosed on the Perfection Certificate(s);

Subordinated Debt;

unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

Indebtedness consisting of capitalized lease obligations and purchase money Indebtedness, in each case incurred by Borrower or any of its Subsidiaries to finance the acquisition, repair, improvement or construction of fixed or capital assets of such person, provided that (i) the aggregate outstanding principal amount of all such Indebtedness does not exceed One Million Dollars ($1,000,000.00) at any time and (ii) the principal amount of such Indebtedness does not exceed the lower of the cost or fair market value of the property so acquired or built or of such repairs or improvements financed with such Indebtedness (each measured at the time of such acquisition, repair, improvement or construction is made);

Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of Borrower’s business;

Permitted Convertible Indebtedness and Permitted Call Spread Transactions;

(i) unsecured intercompany Indebtedness between or among Borrower and any Borrower or Guarantor, (ii) unsecured Indebtedness between any Subsidiary that is not a Borrower or Guarantor and any other Subsidiary that is not a Borrower or Guarantor, and (iii) Indebtedness of any Subsidiary that is not a Borrower or Guarantor owing to a Borrower or Guarantor in an aggregate principal amount at any time outstanding not to exceed Five Hundred Thousand Dollars ($500,000.00);

obligations in respect of bankers’ acceptances, performance bonds, surety bonds, release, appeal and similar bonds, completion guarantees, statutory obligations or with respect to workers’ compensation claims, payment obligations in connection with self-insurance or similar obligations provided by the Borrower or any of its Subsidiaries in the ordinary course of business, and obligations owed to (including in respect of letters of credit for the benefit of) any Person in connection with workers’ compensation, health, disability, or other employee benefit or property, casualty or liability insurance provided by such Person to the Borrower or any of its Subsidiaries pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

Indebtedness arising in connection with customary cash management services and from the honoring by a bank or financial institution of a check, draft or similar instrument drawn against insufficient funds, in each case in the ordinary course of business;

customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;

DMS 22658613.943

Indebtedness with respect to letters of credit, so long as the aggregate liability in respect of all such letters of credit does not exceed One Million Dollars ($1,000,000.00) at any time;

Indebtedness incurred in connection with corporate credit cards in a principal amount not to exceed One Million Dollars ($1,000,000.00) in the aggregate at any time outstanding;

Indebtedness incurred in connection with the financing of insurance premiums in the ordinary course of business;

Indebtedness of a Person existing at the time such Person becomes a Subsidiary, or is merged with or into Borrower or a Subsidiary, or in respect of a line of business or business unit acquired in a transaction permitted hereunder, provided that any such Indebtedness was not created in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Subsidiary, and any renewal, refinancing or extension thereof in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension, plus accrued and unpaid interest thereon, an amount equal to a reasonable premium or other reasonable amount paid and fees and expenses reasonable incurred in connection with such renewal, refinancing or extension;

to the extent constituting Indebtedness, earnouts obligations and other deferred payment obligations in connection with Permitted Acquisitions;

Indebtedness owing under Hedging Agreements entered into to mitigate risk and not for speculative purposes;

other unsecured Indebtedness, in an aggregate principal amount at any time outstanding not to exceed Five Hundred Thousand Dollars ($500,000.00); and

extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (r) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose materially more burdensome terms upon Borrower, or its Subsidiary, as the case may be.

“Permitted Investments” are:

(a) Investments disclosed on the Perfection Certificate(s) and existing on the Effective Date;

(i) Investments consisting of cash and Cash Equivalents held in Borrower’s Collateral Accounts that are maintained in accordance with Section 6.7 of this Agreement;

Investments consisting of the endorsement of negotiable instruments for deposit or collection, advances (including to trade creditors) made in connection with the purchase of goods or services, extension of trade credit and similar transactions in the ordinary course of Borrower;

Investments consisting of deposit accounts in which Collateral Agent has a perfected security interest to the extent required by Section 6.7;

Investments in connection with Transfers permitted by Section 7.1;

Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors; not to exceed Five Hundred Thousand Dollars ($500,000.00) in the aggregate for (i) and (ii) in any fiscal year;

DMS 22658613.944

Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (h) shall not apply to Investments of Borrower in any Subsidiary;

Investments consisting of Permitted Acquisitions, including the formation of a Subsidiary in connection with a Permitted Acquisition (and subject to the terms and conditions of Section 6.13) and the capitalization of such Subsidiary, or Permitted Licenses;

non-cash Investments in joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the non‑exclusive licensing of technology, the development of technology or the providing of technical support;

joint ventures, strategic alliances or minority investments with or in another Person provided that the cash portion of any such Investment shall not to exceed Three Million Dollars ($3,000,000.00) in any fiscal year;

without duplication with Permitted Indebtedness clause (h), (i) Investments in Borrower or any other Borrower or Guarantor, (ii) Investments by any Subsidiary that is not a Borrower or Guarantor in any Subsidiary that is not a Borrower or Guarantor and (iii) Investments by Borrower or Guarantor in any Subsidiary that is not a Borrower or Guarantor in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000.00) in any fiscal year;

Investments contemplated by clause (j) of the definition of Permitted Indebtedness;

Guarantees constituting Indebtedness permitted by the definition of Permitted Indebtedness;

to the extent constituting Investments, pledges and deposits permitted pursuant to the definition of Permitted Liens;

the purchase of any Permitted Call Spread Transaction by Borrower and the performance of its obligations thereunder;

Hedging Agreements entered into to mitigate risks and not for speculative purposes; and

Investments in an aggregate amount at any time outstanding not to exceed Five Hundred Thousand Dollars ($500,000.00).

“Permitted Licenses” are (A) licenses of over-the-counter software that is commercially available to the public and other nonmaterial Intellectual Property licensed to Borrower or its Subsidiaries; and (B) non‑exclusive and exclusive licenses for the use of the Intellectual Property of Borrower or any of its Subsidiaries entered into in the ordinary course of business, provided, that, with respect to each such license described in clause (B), (i) no Event of Default has occurred or is continuing at the time of such license; (ii) the license constitutes an arms‑length transaction, the terms of which, on their face, do not provide for a sale or assignment of any Intellectual Property and do not restrict the ability of Borrower or any of its Subsidiaries, as applicable, to pledge, grant a security interest in or lien on, or assign or otherwise Transfer any Intellectual Property; (iii) in the case of any exclusive license, (x) Borrower delivers at least ten (10) days’ prior written notice and a brief summary of the terms of the proposed license to Collateral Agent and delivers to Collateral Agent , (y) Borrower delivers within five (5) days after the execution thereof, copies of the final executed licensing documents in connection with the exclusive license promptly upon consummation thereof, and (z) any such license could not result in a legal transfer of title of the licensed property but may be exclusive in respects other than territory and may be exclusive as to territory only as to discrete geographical areas outside of the

DMS 22658613.945

United States; and (iv) all upfront payments, royalties, milestone payments or other proceeds arising from the licensing agreement that are payable to Borrower or any of its Subsidiaries are paid to a Deposit Account that is governed by a Control Agreement; and (C) licenses disclosed on the Perfection Certificate delivered as of the Effective Date.

“Permitted Liens” are:

(a) Liens existing on the Effective Date and disclosed on the Perfection Certificates or arising under this Agreement and the other Loan Documents;

Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code and the Treasury Regulations adopted thereunder;

liens securing Indebtedness permitted under clause (e) of the definition of “Permitted Indebtedness,” provided that (i) such liens exist prior to the acquisition of, or attach substantially simultaneous with, or within twenty (20) days after the, acquisition, lease, repair, improvement or construction of, such property financed or leased by such Indebtedness and (ii) such liens do not extend to any property of Borrower other than the property (and proceeds thereof) acquired, leased or built, or the improvements or repairs, financed by such Indebtedness;

Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000.00), and which are not delinquent by more than thirty (30) days or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

Liens to secure payment of workers’ compensation, employment insurance, old‑age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

leases or subleases of real property granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non‑exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Collateral Agent or any Lender a security interest therein;

banker’s liens, rights of setoff and Liens in favor of financial institutions incurred in the ordinary course of business arising in connection with Borrower’s deposit accounts or securities accounts held at such institutions solely to secure payment of fees and similar costs and expenses and provided such accounts are maintained in compliance with Section 6.7(b) hereof;

Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.4 or 8.7;

Liens consisting of Permitted Licenses;

pledges or deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

DMS 22658613.946

easements, zoning restrictions, rights of way, restrictions, minor defects, irregularities in title, and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person

Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

Liens on insurance proceeds in connection with obligations permitted under clause (n) of the definition of Permitted Indebtedness;

deposits as security for contested taxes or contested import or customs duties;

Liens on cash collateral to secure letters of credit and corporate credit cards obligations permitted under clauses (l) and (m) of the definition of Permitted Indebtedness; and

Liens securing Indebtedness or other obligations in an aggregate amount at any time outstanding not to exceed Five Hundred Thousand Dollars ($500,000.00).

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prepayment Fee” is, with respect to any Term Loan subject to prepayment prior to the Maturity Date, whether by mandatory or voluntary prepayment, acceleration or otherwise, an additional fee payable to the Lenders, to be shared between the Lenders pursuant to their respective Term Loan Commitment Percentages, in amount equal to:

for a prepayment made on or after the Effective Date through and including the first anniversary of the Effective Date, three percent (3.00%) of the principal amount of such Term Loan prepaid;

for a prepayment made after the date which is after the first anniversary of the Effective Date through and including the second anniversary of the Effective Date, two percent (2.00%) of the principal amount of the Term Loans prepaid;

for a prepayment made after the date which is after the second anniversary of the Effective Date through and including the third anniversary of the Effective Date, one percent (1.00%) of the principal amount of the Term Loans prepaid; and

for a prepayment made after the third anniversary of the Effective Date and prior to the Maturity Date, no Prepayment Fee shall be applicable.

“Pro Rata Share” is, as of any date of determination, with respect to each Lender, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined by dividing the outstanding principal amount of Term Loans held by such Lender by the aggregate outstanding principal amount of all Term Loans.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Required Lenders” means (i) for so long as all of the Persons that are Lenders on the Effective Date (each an “Original Lender”) have not assigned or transferred any of their interests in their Credit Extension, Lenders holding one hundred percent (100%) of the aggregate outstanding principal balance of the Credit Extensions, or (ii) at any time from and after any Original Lender has assigned or transferred any interest in its Credit Extensions, Lenders holding at least sixty-six percent (66%) of the aggregate outstanding principal balance of the Credit Extensions and, in respect of this clause (ii), (A) each Original Lender that has not assigned or transferred any portion of its Credit

DMS 22658613.947

Extensions, (B) each assignee or transferee of an Original Lender’s interest in the Credit Extensions, but only to the extent that such assignee or transferee is an Affiliate or Approved Fund of such Original Lender, and (C) any Person providing financing to any Person described in clauses (A) and (B) above; provided, however, that this clause (C) shall only apply upon the occurrence of a default, event of default or similar occurrence with respect to such financing.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserves” means, as of any date of determination, such amounts as Oxford may, upon at least five (5) Business Days’ notice to Borrower (unless an Event of Default has occurred and is continuing or an uncured or unsatisfied Overadvance exists), from time to time establish and revise in its good faith business judgment, reducing the amount of Advances and other financial accommodations which would otherwise be available to Borrower (a) to reflect events, conditions, contingencies or risks which, as determined by Oxford in its good faith business judgment, do or may reasonably be expected to materially adversely affect (i) the Collateral or any other property which is security for the Obligations or its value (including without limitation any increase in delinquencies of Accounts), (ii) material adverse changes in the assets or business of Borrower or any Guarantor, or (iii) the security interests and other rights of Collateral Agent in the Collateral (including the enforceability, perfection and priority thereof); or (b) to reflect Oxford's reasonable belief that any collateral report or financial information furnished by or on behalf of Borrower or any Guarantor to Oxford is or may have been incomplete, inaccurate or misleading in any material respect; or (c) in respect of any state of facts which Oxford determines constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

“Responsible Officer” is any of the President, Chief Executive Officer, Chief Financial Officer, VP of Finance and Accounting of Borrower acting alone.

“Revenue Milestone” is, as of any date of determination, the achievement by Borrower after the Effective Date of consolidated trailing twelve (12) month revenues, determined in accordance with GAAP, of at least [***], as determined by Collateral Agent based upon written evidence reasonably satisfactory to Collateral Agent.

“Revenue Ratio” is, as of the month ending prior to any request for any Term C Loan, the achievement by Borrower of consolidated trailing twelve (12) month revenues, determined in accordance with GAAP, of at least ninety percent (90.00%) of the sum of (i) the outstanding Term Loans as of such date, plus (ii) the amount of any requested Term C Loan(s), as determined by Collateral Agent based upon written evidence reasonably satisfactory to Collateral Agent.

 “Revolving Line” is an aggregate principal amount equal to Twenty-Five Million Dollars ($25,000,000.00); provided that, as long as an Event of Default has not occurred and is not then occurring, and would not result immediately after giving effect thereto, upon Borrower’s written request therefore, the Revolving Line shall be increased by Twenty-Five Million Dollars ($25,000,000.00) (the “Incremental Revolving Line Amount”) to an aggregate principal amount equal to Fifty Million Dollars ($50,000,000.00).

“Revolving Line Commitment” is, for any Lender, the obligation of such Lender to make an Advance under the Revolving Line, up to the principal amount shown on Schedule 1.1.  “Revolving Line Commitments” means the aggregate amount of such commitments of all Lenders.

“Revolving Line Facility Fees” is defined in Section 2.6(c).

“Revolving Loan Request” is that certain form attached hereto as Exhibit B-2

“Second Draw Period” is the period commencing on the date of the Effective Date and ending on the earlier of (i) December 31, 2024 and (ii) the occurrence of an Event of Default.

“Secured Promissory Note” is defined in Section 2.4.

DMS 22658613.948

“Secured Promissory Note Record” is a record maintained by each Lender with respect to the outstanding Obligations owed by Borrower to Lender and credits made thereto.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Solvent” is, with respect to any Person: the fair salable value of such Person’s consolidated assets (including goodwill minus disposition costs) exceeds the fair value of such Person’s liabilities; such Person is not left with unreasonably small capital after the transactions in this Agreement; and such Person is able to pay its debts (including trade debts) as they mature.

“Stifel Accounts” is defined in Section 6.7(a).

“Subordinated Debt” is indebtedness incurred by Borrower or any of its Subsidiaries subordinated to all Indebtedness of Borrower and/or its Subsidiaries to the Lenders (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Collateral Agent and the Lenders entered into between Collateral Agent, Borrower, and/or any of its Subsidiaries, and the other creditor), on terms acceptable to Collateral Agent and the Lenders.

“Subsidiary” is, with respect to any Person, any Person of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person or through one or more intermediaries.

“Term A Loan” is defined in Section 2.2(a)(i) hereof.

“Term B Loan” is defined in Section 2.2(a)(ii) hereof.

 “Term C Loan” is defined in Section 2.2(a)(iii) hereof.

“Term Loan” is defined in Section 2.2(a)(iii) hereof.

“Term Loan Commitment” is, for any Lender, the obligation of such Lender to make a Term Loan, up to the principal amount shown on Schedule 1.1.  “Term Loan Commitments” means the aggregate amount of such commitments of all Lenders.

“Term Loan Facility Fee” is defined in Section 2.6(b).

“Third Draw Period” is the period commencing on the date of Borrower’s achievement of the Revenue Ratio, and ending on the earlier of (i) December 31, 2024 and (ii) the occurrence of an Event of Default; provided, however, that the Third Draw Period shall not commence if on the date of the occurrence of the Revenue Ratio an Event of Default has occurred and is continuing.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

“Transition Period” is defined in Section 6.7(a).

“Transfer” is defined in Section 7.1.

[Balance of Page Intentionally Left Blank]

DMS 22658613.949

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

SILK ROAD MEDICAL, INC.

By /s/ Lucas W. Buchanan
Name: Lucas W. Buchanan
Title: CFO & COO

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By /s/ Colette H. Featherly
Name: Colette H. Featherly
Title: Senior Vice President

LENDER:

OXFORD FINANCE CREDIT FUND III, LP By: Oxford Finance Advisors, LLC, its manager By /s/ Colette H. Featherly Name: Colette H. Featherly Title: Senior Vice President

OXFORD FINANCE CREDIT FUND III, LP By: Oxford Finance Advisors, LLC, its manager By /s/ Colette H. Featherly Name: Colette H. Featherly Title: Senior Vice President

[Signature Page to Loan and Security Agreement]

DMS 22658613.9

SCHEDULE 1.1

Lenders and Commitments

	Term A Loans
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$50,000,000.00	66.666667%
OXFORD FINANCE CREDIT FUND II, LP	$10,000,000.00	13.333333%
OXFORD FINANCE CREDIT FUND III, LP	$15,000,000.00	20.00%
TOTAL	$75,000,000.00	100.00%

	Term B Loans
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$75,000,000.00	100.00%
TOTAL	$75,000,000.00	100.00%

	Term C Loans
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$50,000,000.00	100.00%
TOTAL	$50,000,000.00	100.00%

	Aggregate (all Term Loans)
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$175,000,000.00	87.50%
OXFORD FINANCE CREDIT FUND II, LP	$10,000,000.00	5.00%
OXFORD FINANCE CREDIT FUND III, LP	$15,000,000.00	7.50%
TOTAL	$200,000,000.00	100.00%

	Revolving Line
Lender	Revolving Line Commitment	Commitment Percentage
OXFORD FINANCE LLC	$50,000,000.00	100.00%
TOTAL	$50,000,000.00	100.00%

DMS 22658613.9

EXHIBIT A

Description of Collateral

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health‑care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (including all Intellectual Property), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts and other Collateral Accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

All Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral shall not include (a) more than 65% of the issued and outstanding equity interests entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2)) of any FSHCO, CFC or First Tier Foreign Subsidiary, if Borrower demonstrates to Collateral Agent’s reasonable satisfaction that a pledge of more than 65% of the Shares of such Subsidiary creates a present and existing adverse tax consequence to Borrower under the U.S. Internal Revenue Code, (b) any Excluded Accounts, (c) any rights or interest in any contract, lease, permit, license, charter or license agreement and any real or personal property of the Borrower subject thereto if under the terms of such contract, lease, permit, license, charter or license agreement, or applicable law with respect thereto, the grant of a Lien therein is prohibited as a matter of law or under the terms of such contract, lease, permit, license, charter or license agreement and such prohibition has not been waived or the consent of the other party to such contract, lease, permit, license, charter or license agreement has not been obtained (provided that, the foregoing exclusions of this clause (c) shall in no way be construed (i) to apply to the extent  that any described prohibition is unenforceable under Section 9-406, 9-407, 9-408, or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law (including the United States Bankruptcy Code, as amended) or principles of equity, (ii) to limit, impair, or otherwise affect the Collateral Agent’s continuing Liens upon any rights or interests of the Borrower or its Subsidiaries in or to (x) monies due or to become due under any described contract, lease, permit, license, charter or license agreement (including any Accounts), or (y) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, charter, license agreement, or equity interests, or (iii) apply to the extent that any such prohibition is ineffective, lapsed or has been terminated, or any consent or waiver has been obtained that would permit the Lien notwithstanding the prohibition),  and (d) equity interests in any Person that is not a wholly-owned Subsidiary of Borrower, to the extent a Lien thereon is prohibited by or requires consent (other than of Borrower or a guarantor) under the organizational documents of such Person or the other agreements with the other equity holders of such Person.

Pursuant to the terms of a certain negative pledge arrangement with Collateral Agent and the Lenders, Borrower has agreed not to encumber any of its Intellectual Property.

DMS 22658613.9

EXHIBIT B‑1

Form of Disbursement Letter

[see attached]

DMS 22658613.9

DISBURSEMENT LETTER

May 27, 2022

The undersigned, being the duly elected and acting of SILK ROAD MEDICAL, INC., a Delaware corporation with offices located at 1213 Innsbruck Drive, Sunnyvale, CA 94089 (“Borrower”), does hereby certify to OXFORD FINANCE LLC (“Oxford”), as collateral agent, acting on behalf of the Lenders from time to time party to (as defined herein) the Loan Agreement (as defined below) (the “Collateral Agent”) in connection with that certain Loan and Security Agreement dated as of May 27, 2022, by and among Borrower, Collateral Agent and the Lenders from time to time party thereto (as amended, restated, modified or otherwise supplemented from time to time, the “Loan Agreement”; with other capitalized terms used below having the meanings ascribed thereto in the Loan Agreement) that:

1.The representations and warranties made by Borrower in Section 5 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects as of the date hereof.

2.No event or condition has occurred that would constitute an Event of Default under the Loan Agreement or any other Loan Document.

3.Borrower is in compliance with the covenants and requirements contained in Sections 4, 6 and 7 of the Loan Agreement.

4.All conditions referred to in Section 3 of the Loan Agreement to the making of the Loan to be made on or about the date hereof have been satisfied or waived by Collateral Agent.

5.No Material Adverse Change has occurred.

6.The undersigned is a Responsible Officer.

[Balance of Page Intentionally Left Blank]

DMS 22658613.9

7.The proceeds of the Term A Loan shall be disbursed as follows:

Disbursement from Collateral Agent:
Loan Amount	$75,000,000.00
Plus:
‑‑Deposit Received	$150,000.00

Less:
‑‑ Term Loan Facility Fee	($375,000.00)
‑‑ Initial Revolving Line Facility Fee	($62,500.00)
‑‑ Existing Debt Payoff to be remitted to Stifel per the Payoff Letter dated May 25, 2022	($_________)
‑‑ Interim Interest	($_________)
‑‑ Lender’s Legal Fees	($_________)*

TOTAL TERM A LOAN NET PROCEEDS FROM COLLATERAL AGENT:	$_______________

8.The Term A Loan shall amortize in accordance with the Amortization Table attached hereto.

9.The aggregate net proceeds of the Term Loans shall be transferred to the Designated Deposit Account as follows:

Account Name:	SILK ROAD MEDICAL, INC.
Bank Name:	Silicon Valley Bank
Bank Address:	3003 Tasman Drive Santa Clara, California 95054
Account Number:	____________________________________
ABA Number:	121140399

[Balance of Page Intentionally Left Blank]

Dated as of the date first set forth above.

BORROWER:

SILK ROAD MEDICAL, INC.

By
Name:
Title:

COLLATERAL AGENT, on behalf of Lenders:

OXFORD FINANCE LLC

By
Name: Colette H. Featherly
Title: Senior Vice President

[Signature Page to Disbursement Letter]

AMORTIZATION TABLE
(Term A Loan)

[see attached]

DMS 22658613.9

EXHIBIT B‑2

Form of Revolving Loan Request

[see attached]

DMS 22658613.9

FORM OF REVOLVING LOAN REQUEST

Date: _______________, 20____

Reference is made to the Loan and Security Agreement dated as of May 27, 2022 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”) among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 115 South Union Street, Suite 300, Alexandria, VA  22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 thereof or otherwise a party thereto from time to time, including Oxford in its capacity as a Lender and OXFORD FINANCE CREDIT FUND II, LP and OXFORD FINANCE CREDIT FUND III, LP, each by its manager Oxford Finance Advisors, LLC, with an office located at 115 South Union Street, Suite 300, Alexandria, VA  22314 (each a “Lender” and collectively, the “Lenders”), and SILK ROAD MEDICAL, INC., a Delaware corporation with offices located at 1213 Innsbruck Drive, Sunnyvale, CA 94089 (“Borrower”).

Capitalized terms used herein without definition shall have the meanings set forth in the Loan Agreement. Borrower hereby notifies Oxford, pursuant to Section 3.4(b) of the Loan Agreement of Borrower’s request for the following borrowing:

(1)	Funding Date (must be a Business Day):
(2)	Aggregate amount of the Advance: $
(3)	Attached hereto is a true, correct and complete Borrowing Base Certificate.

The undersigned officer hereby certifies to Collateral Agent and Lenders that both before and after giving effect to the request above: (i) the undersigned is an authorized officer of Borrower and has been, and continues to be, a Responsible Officer, as defined in the Loan Agreement, (ii) all representations and warranties contained in the Loan Agreement and in the other Loan Documents are true and correct in all material respects as of the date hereof, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date); provided that any such representation and warranty that is qualified as to “materiality,” “Material Adverse Change” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates, (iii) no Event of Default has occurred and is continuing on the date hereof, and (iv) no Material Adverse Change has occurred and is continuing since the date of the Loan Agreement.

IN WITNESS WHEREOF, the undersigned officer has executed and delivered this certificate this day of , 20__.

SILK ROAD MEDICAL, INC.

By:

Name:

Title:

DMS 22658613.9

EXHIBIT B‑3

Form of Borrowing Base Certificate

[see attached]

DMS 22658613.9

BORROWING BASE CERTIFICATE

Borrower:SILK ROAD MEDICAL, INC.

Collateral Agent:Oxford Finance LLC Commitment Amount:$25,000,000

ACCOUNTS RECEIVABLE

1.	Accounts Receivable (invoiced) Book Value as of $
2.	Additions (please explain on next page)$
3.	Less: Intercompany / Employee / Non-Trade Accounts$
4.	NET TRADE ACCOUNTS RECEIVABLE$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)

5.	90 Days Past Invoice Date	$_
6.	Credit Balances over 90 Days	$
7.	Balance of 25% over 90 Day Accounts (Cross-Age or Current Affected)	$
8.	Affiliate Accounts	$
9.	Foreign Invoiced and/or Collected Accounts	$
10.	Contra/Customer Deposit Accounts	$
11.	U.S. Governmental Accounts	$
12.	Promotion or Demo Accounts; Guaranteed Sale or Consignment Sale	$
Accounts
13.	Accounts with Memo or Pre-Billings	$
14.	Contract Accounts; Accounts with Progress / Milestone Billings	$
15.	Accounts for Retainage Billings	$
16.	Trust / Bonded Accounts	$
17.	Bill and Hold Accounts	$
18.	Unbilled Accounts	$
19.	Non-Trade Accounts (if not already deducted above)	$
20.	Accounts with Extended Term Invoices (Net 91+)	$
21.	Chargeback Accounts / Debit Memos	$
22.	Product Returns/Exchanges	$
23.	Disputed Accounts; Insolvent Account Debtor Accounts	$
24.	Deferred Revenue, if applicable/Other (please explain on next page)	$
25.	Concentration Limits	$
26.	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$

27.	Eligible Accounts (#4 minus #26)	$
28.	ELIGIBLE AMOUNT OF ACCOUNTS (85% of #27)	$

INVENTORY

29.	Inventory (lower of cost or wholesale fair market value)	$

INVENTORY DEDUCTIONS (without duplication)

30.	Not constituting finished goods or raw materials
	in good, new, and salable condition	$
31.	Not residing at Borrower’s facilities over which a bailee waiver or landlord waiver
	or landlord waiver has been obtained	$

DMS 22658613.9

32.	Perishable, returned, consigned, obsolete, not sellable, damaged, or defective
	or defective	$
33.	Demonstrative or custom inventory, works in progress, packaging
	or shipping materials, or supplies	$
34.	Does not meet all applicable governmental standards	$
35.	Has not been manufactured in compliance with the Fair Labor Standards Act
	Labor Standards Act	$
36.	Subject to any Liens, except the first priority Liens granted or in favor of Collateral Agent	$
37.	Is located other than at the locations identified by Borrower in the Perfection Certificate where it maintains Inventory (or at any location permitted under Section 7.2)
	other location permitted under the Loan Agreement)	$
38.	TOTAL INVENTORY DEDUCTIONS	$
39.	Eligible Inventory (#29 minus #38)	$
40.	ELIGIBLE AMOUNT OF INVENTORY (Least of (50% of #39), 40% of #28, or $10,000,000.00)	$

BALANCES

41.	Maximum Loan Amount	$25,000,000
42.	Total Funds Available (Lesser of #41 or (#28 plus #39))	$
43.	Present balance owing on Line of Credit	$
44.	RESERVE POSITION (#42 minus #43)	$

Explanatory comments:

________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement among the undersigned and Oxford Finance LLC,  as Collateral Agent and Lender, and the other lenders from time to time party thereto.

COMMENTS: SILK ROAD MEDICAL, INC. By: ___________________________ Authorized Signer Date:

LENDERS USE ONLY

Received by: _____________________

authorized signer

Date:   __________________________

Verified: ________________________

authorized signer

Date: ___________________________

Compliance Status:YesNo

DMS 22658613.9

EXHIBIT C

Compliance Certificate

TO:	OXFORD FINANCE LLC, as Collateral Agent and Lender
FROM:	SILK ROAD MEDICAL, INC.

The undersigned authorized officer (“Officer”) of SILK ROAD MEDICAL, INC. (“Borrower”), hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement by and among Borrower, Collateral Agent, and the Lenders from time to time party thereto (as amended, restated, modified or otherwise supplemented from time to time, the “Loan Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement),

(a)Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below;

(b)There are no Events of Default, except as noted below;

(c)Except as noted below, all representations and warranties of Borrower stated in the Loan Documents are true and correct in all material respects on this date and for the period described in (a), above; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(d)Borrower, and each of Borrower’s Subsidiaries, has timely filed all required tax returns and reports, Borrower, and each of Borrower’s Subsidiaries,  has timely paid all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower, or Subsidiary, except as otherwise permitted pursuant to the terms of Section 5.8 of the Loan Agreement; and

(e)No Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Collateral Agent and the Lenders.

Attached are the required documents, if any, supporting our certification(s).  The Officer, on behalf of Borrower, further certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of unaudited financial statements, for the absence of footnotes and subject to year‑end audit adjustments as to the interim financial statements.

Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column.

	Reporting Covenant	Requirement	Actual	Complies
1)	Financial statements	Quarterly within 45 days for the first three quarters of Borrower’s fiscal year		Yes	No	N/A
2)	Annual (CPA Audited) statements	Within 90 days after FYE		Yes	No	N/A
3)	Annual Financial Projections/Budget (prepared on a monthly basis)	Annually (by March 15), and when revised		Yes	No	N/A

DMS 22658613.9

4)	8‑K, 10‑K and 10‑Q Filings	Within 5 days of filing		Yes	No	N/A
5)	Compliance Certificate	With Quarterly/Annual financial statements		Yes	No	N/A
6)	Updated Perfection Certificate and IP Report	With Quarterly/Annual Financial Statements		Yes	No	N/A
7)

(A) a Borrowing Base Certificate (and any schedules related thereto), (B) monthly accounts receivable agings, aged by invoice date, (C) monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, (C) monthly reconciliations of accounts receivable agings (aged by invoice date), and general ledger and (E) monthly perpetual inventory reports

(i) with each request for an Advance, and (ii) when Advances are outstanding under the Revolving Line, within thirty (30) days after the end of each month (or sixty (60) days in the case of the final month of the fiscal year with respect to the general ledger)

				Yes	No	N/A
8)

Reports detailing billings (as of the invoice date), collections, adjustments activity and ending accounts receivable balances, payor concentration schedule, receivables data, monthly aging reports, and monthly inventory reports

(i) with each request for an Advance (to the extent not already delivered to Oxford pursuant to clause (ii), and (ii) when Advances are outstanding under the Revolving Line, monthly, within thirty (30) days

				Yes	No	N/A
9)	Month‑end account statements for each Collateral Account maintained by Borrower or its Subsidiaries	Monthly, within thirty (30) days		Yes	No	N/A
10)	Total amount of Borrower’s cash and Cash Equivalents at the last day of the measurement period		$________	Yes	No	N/A
11)	Total amount of Borrower’s Subsidiaries’ cash and Cash Equivalents at the last day of the measurement period		$________	Yes	No	N/A

Deposit and Securities Accounts

(Please list all accounts; attach separate sheet if additional space needed)

	Institution Name	Account Number	New Account?		Account Control Agreement in place?
1)			Yes	No	Yes	No
2)			Yes	No	Yes	No
3)			Yes	No	Yes	No
4)			Yes	No	Yes	No

Financial Covenants

DMS 22658613.9

	Covenant	Requirement	Actual	Compliance
1)	Minimum LTM Revenues (at all times, measured quarterly)	At least 75% of outstanding Term Loans	%	Yes	No
Or 2)	Minimum Unrestricted Cash (Controlled; net of Advances)	At least 50% of outstanding Term Loans	%	Yes	No

Other Matters

1)	Have there been any changes in any Key Person since the last Compliance Certificate?	Yes	No

2)	Have there been any transfers/sales/disposals/retirement of Collateral or IP prohibited by the Loan Agreement?	Yes	No

3)	Have there been any new or pending claims or causes of action against Borrower that involve more than One Million Dollars ($1,000,000.00)?	Yes	No

DMS 22658613.9

Exceptions

Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.”  Attach separate sheet if additional space needed.)

SILK ROAD MEDICAL, INC.

By

Name:

Title:

Date:

LENDER USE ONLY

Received by:	Date:

Verified by:	Date:

Compliance Status:YesNo

DMS 22658613.9

EXHIBIT D-1

Form of Term Loan Secured Promissory Note

[see attached]

DMS 22658613.9

SECURED PROMISSORY NOTE
(Term A Loan)

$[75],000,000.00Dated:  May 27, 2022

FOR VALUE RECEIVED, the undersigned, SILK ROAD MEDICAL, INC., a Delaware corporation with offices located at 1213 Innsbruck Drive, Sunnyvale, CA 94089 (“Borrower”) HEREBY PROMISES TO PAY to the order of [OXFORD FINANCE LLC][OXFORD FINANCE CREDIT FUND II, LP] ][OXFORD FINANCE CREDIT FUND III, LP] (“Lender”) the principal amount of [SEVENTY-FIVE] MILLION DOLLARS ($[75],000,000.00) or such lesser amount as shall equal the outstanding principal balance of the Term A Loan made to Borrower by Lender, plus interest on the aggregate unpaid principal amount of such Term A Loan, at the rates and in accordance with the terms of the Loan and Security Agreement dated May 27, 2022 by and among Borrower, Lender, Oxford Finance LLC, as Collateral Agent, and the other Lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).  If not sooner paid, the entire principal amount and all accrued and unpaid interest hereunder shall be due and payable on the Maturity Date as set forth in the Loan Agreement.  Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.

Principal, interest and all other amounts due with respect to the Term A Loan, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Secured Promissory Note (this “Note”).  The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

The Loan Agreement, among other things, (a) provides for the making of a secured Term A Loan by Lender to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Note may not be prepaid except as set forth in Section 2.2 (c) and Section 2.2(d) of the Loan Agreement.

This Note and the obligation of Borrower to repay the unpaid principal amount of the Term A Loan, interest on the Term A Loan and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due.

This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of California.

The ownership of an interest in this Note shall be registered on a record of ownership maintained by Lender or its agent.  Notwithstanding anything else in this Note to the contrary, the right to the principal of, and stated interest on, this Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation.  Borrower shall be entitled to treat the registered holder of this Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Note on the part of any other person or entity.

[Balance of Page Intentionally Left Blank]

DMS 22658613.9

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:

SILK ROAD MEDICAL, INC.

By
Name:
Title:

[Signature Page to Secured Promissory Note (Term A Loan)]

DMS 22658613.9

LOAN INTEREST RATE AND PAYMENTS OF PRINCIPAL

Date	Principal Amount	Interest Rate	Scheduled Payment Amount	Notation By

DMS 22658613.9

EXHIBIT D-2

Form of Revolving Line Secured Promissory Note

[see attached]

DMS 22658613.9

SECURED PROMISSORY NOTE
(Revolving Line)

$25,000,000.00Dated:  May 27, 2022

FOR VALUE RECEIVED, the undersigned, SILK ROAD MEDICAL, INC., a Delaware corporation with offices located at 1213 Innsbruck Drive, Sunnyvale, CA 94089 (“Borrower”) HEREBY PROMISES TO PAY to the order of OXFORD FINANCE LLC (“Lender”) the principal amount of TWENTY-FIVE MILLION DOLLARS ($25,000,000.00) or such lesser amount as shall equal the outstanding principal balance of the Revolving Line made to Borrower by Lender, plus interest on the aggregate unpaid principal amount of the Advances under the Revolving Line, at the rates and in accordance with the terms of the Loan and Security Agreement dated May 27, 2022 by and among Borrower, Lender, Oxford Finance LLC, as Collateral Agent, and the other Lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).  If not sooner paid, the entire principal amount and all accrued and unpaid interest hereunder shall be due and payable on the Maturity Date as set forth in the Loan Agreement.  Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.

Principal, interest and all other amounts due with respect to the Revolving Line, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Secured Promissory Note (this “Note”).  The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

The Loan Agreement, among other things, (a) provides for the making of a secured Revolving Line by Lender to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Note may be prepaid without premium or penalty.

This Note and the obligation of Borrower to repay the unpaid principal amount of the Advances, interest on the Revolving Line and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due.

This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of California.

The ownership of an interest in this Note shall be registered on a record of ownership maintained by Lender or its agent.  Notwithstanding anything else in this Note to the contrary, the right to the principal of, and stated interest on, this Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation.  Borrower shall be entitled to treat the registered holder of this Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Note on the part of any other person or entity.

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DMS 22658613.9

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:

SILK ROAD MEDICAL, INC.

By
Name:
Title:

[Signature Page to Secured Promissory Note (Revolving Line)]

DMS 22658613.9

LOAN INTEREST RATE AND PAYMENTS OF PRINCIPAL

Date	Principal Amount	Interest Rate	Scheduled Payment Amount	Notation By

DMS 22658613.9

DEBTOR:SILK ROAD MEDICAL, INC.
SECURED PARTY:OXFORD FINANCE LLC, as Collateral Agent

EXHIBIT A TO UCC FINANCING STATEMENT

Description of Collateral

The Collateral consists of all of Debtor’s right, title and interest in and to the following personal property:

All goods, Accounts (including health‑care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (including all Intellectual Property), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts and other Collateral Accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

All Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral shall not include (a) more than 65% of the issued and outstanding equity interests entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2)) of any FSHCO, CFC or First Tier Foreign Subsidiary, if Borrower demonstrates to Collateral Agent’s reasonable satisfaction that a pledge of more than 65% of the Shares of such Subsidiary creates a present and existing adverse tax consequence to Borrower under the U.S. Internal Revenue Code, (b) any Excluded Accounts, (c) any rights or interest in any contract, lease, permit, license, charter or license agreement and any real or personal property of the Borrower subject thereto if under the terms of such contract, lease, permit, license, charter or license agreement, or applicable law with respect thereto, the grant of a Lien therein is prohibited as a matter of law or under the terms of such contract, lease, permit, license, charter or license agreement and such prohibition has not been waived or the consent of the other party to such contract, lease, permit, license, charter or license agreement has not been obtained (provided that, the foregoing exclusions of this clause (c) shall in no way be construed (i) to apply to the extent  that any described prohibition is unenforceable under Section 9-406, 9-407, 9-408, or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law (including the United States Bankruptcy Code, as amended) or principles of equity, (ii) to limit, impair, or otherwise affect the Collateral Agent’s continuing Liens upon any rights or interests of the Borrower or its Subsidiaries in or to (x) monies due or to become due under any described contract, lease, permit, license, charter or license agreement (including any Accounts), or (y) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, charter, license agreement, or equity interests, or (iii) apply to the extent that any such prohibition is ineffective, lapsed or has been terminated, or any consent or waiver has been obtained that would permit the Lien notwithstanding the prohibition),  and (d) equity interests in any Person that is not a wholly-owned Subsidiary of Borrower, to the extent a Lien thereon is prohibited by or requires consent (other than of Borrower or a guarantor) under the organizational documents of such Person or the other agreements with the other equity holders of such Person.

Pursuant to the terms of a certain negative pledge arrangement with Collateral Agent and the Lenders, Debtor has agreed not to encumber any of its Intellectual Property.

Capitalized terms used but not defined herein have the meanings ascribed in the Uniform Commercial Code in effect in the State of California as in effect from time to time (the “Code”) or, if not defined in the Code, then in the Loan and Security Agreement by and between Debtor, Secured Party and the other Lenders party thereto (as modified, amended and/or restated from time to time).

DMS 22658613.9